UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SUSQUEHANNA BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 27, 2009

TO OUR SHAREHOLDERS:

On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Friday, May 8, 2009. At the meeting, you will be asked to elect six nominees to the Board of Directors for the ensuing year, to consider and vote to approve the amendment and restatement of the Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan, and to approve, in a non-binding advisory vote, Susquehanna’s executive compensation as described in this Proxy Statement. You will also be asked to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2009. In addition, we will report on Susquehanna’s 2008 business results and other matters of interest to shareholders.

Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card and instructions for voting and Susquehanna’s 2008 Annual Report.

An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting. If your Shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to attend the meeting. A recent bank or brokerage account statement is an example of proof of ownership.

All shareholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or, alternatively, to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope we have provided. Shareholders attending the Annual Meeting in person may vote in person, even if they have previously voted by proxy. If you are unable to attend the Annual Meeting in person, you can listen to the meeting by live webcast, or on replay, by following the instructions on the opposite side of this letter.

Your vote is very important. Voting via the Internet or by telephone is fast and convenient, and your vote is immediately tabulated and confirmed. Using the Internet or telephone helps save us money by reducing postage and proxy tabulation costs.

I look forward to seeing you at the meeting.

Sincerely,

William J. Reuter
Chairman of the Board
and Chief Executive Officer

WEBCAST DIRECTIONS

You are cordially invited to listen to the live webcast of the Susquehanna Bancshares, Inc. 2009 Annual Meeting of Shareholders via the Internet on Friday, May 8, 2009, beginning at 10:00 a.m. Eastern time. Attending via the webcast will enable you to view the slides shown at the meeting and hear the speakers on a synchronized basis. The webcast will not enable you to ask questions or to vote your Susquehanna Shares.

The webcast may be viewed on Susquehanna’s website at http://www.susquehanna.net. The event may be accessed by clicking on “Investor Relations” at the top right of the home page, then selecting “Overview” and following the 2009 Annual Meeting of Shareholders webcast link. Minimum requirements to listen to this broadcast online are: Windows Media Player software, downloadable at http://www.microsoft.com/windows/windowsmedia/download/default.asp, and at least a 28K connection to the Internet.

To listen to the live webcast, please go to the website at least 30 minutes early to download and install any necessary software. If you plan to listen online, we suggest that you test your computer’s access to Windows Media Player by visiting the above URL one week prior to the meeting date.

If you are unable to listen online during the meeting, the event will be archived on the website at the same address through July 8, 2009.

March 27, 2009

NOTICE OF ANNUAL MEETING

On Friday, May 8, 2009, Susquehanna Bancshares, Inc. will hold its 2009 Annual Meeting of Shareholders at the Hershey Lodge and Convention Center, West Chocolate Avenue & University Drive, Hershey, Pennsylvania. The meeting will begin at 10:00 a.m. Eastern time. Only shareholders of Susquehanna, their proxies and invited guests of Susquehanna may attend the Annual Meeting.

At the meeting we will:

1.	Elect to the Board of Directors the six nominees set forth in the enclosed Proxy Statement for a one year term;

2.	Approve the amendment and restatement of the Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan;

3.	Approve, in a non-binding advisory vote, Susquehanna’s executive compensation as described in this Proxy Statement;

4.	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2009; and

5.	Attend to other business properly presented at the meeting.

The Board of Directors recommends that you vote in favor of all of the director nominees presented in this Proxy Statement, in favor of approving the amendment and restatement of the 2005 Equity Compensation Plan, in favor of approving, in a non-binding advisory vote, Susquehanna’s executive compensation, and in favor of ratifying the selection of PricewaterhouseCoopers LLP as our independent registered public accountants.

Only shareholders of record of Susquehanna common stock at the close of business on Wednesday, March 11, 2009 may vote at the Annual Meeting. In the event the meeting cannot be organized because a quorum is not present, in person or by proxy, the shareholders entitled to vote and present at the meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, and those who attend or participate at the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

At the meeting we will also report on Susquehanna’s 2008 business results and other matters of interest to shareholders.

A copy of Susquehanna’s 2008 Annual Report is also enclosed. The approximate date of mailing of the enclosed Proxy Statement and proxy card is March 27, 2009.

By Order of the Board of Directors,

Lisa M. Cavage
Secretary

Lititz, Pennsylvania

March 27, 2009

Important notice regarding the availability of proxy materials for the Annual Meeting to Shareholders to be held on May 8, 2009:

This Proxy Statement and Susquehanna’s 2008 Annual Report are available directly at

http://materials.proxyvote.com/869099

This Proxy Statement and our 2008 Annual Report also are available indirectly in the Investor Relations section of our website at http://www.susquehanna.net. You may access this material by choosing the “Investor Relations” button at the top of the page, and then selecting “Filings and Reports” from the items listed in the Investor Relations section. The information on our website is not part of our Proxy Statement. References to our website in this Proxy Statement are intended to serve as inactive textual references only.

PROXY STATEMENT

March 27, 2009

On Friday, May 8, 2009, Susquehanna Bancshares, Inc. will hold its 2009 Annual Meeting of Shareholders at the Hershey Lodge and Convention Center, West Chocolate Avenue & University Drive, Hershey, Pennsylvania. The meeting will begin at 10:00 a.m. Eastern time. Directions to the Hershey Lodge and Convention Center appear on the proxy card included with this Proxy Statement.

This Proxy Statement, which contains information and a proxy card relating to the Annual Meeting, was prepared under the direction of the Board of Directors (the “Board”) to solicit your proxy for use at the Annual Meeting (or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law) and will be mailed to our shareholders on or about March 27, 2009.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

Shareholders of record of our common stock at the close of business on Wednesday, March 11, 2009 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law. As of March 11, 2009, [            ] shares of our common stock, par value $2.00 per share (the “Shares”), were issued and outstanding and entitled to vote at the Annual Meeting.

How may I gain entry to the Annual Meeting?

An admission ticket, which is required for entry into the Annual Meeting, is attached to the proxy card included with this Proxy Statement. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

If your Shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to attend the Annual Meeting. A recent bank or brokerage account statement is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Susquehanna shareholder.

What am I voting on?

At the meeting, you will be asked to:

•	elect to the Board of Directors the six nominees set forth in this Proxy Statement;

•	approve the amendment and restatement of the Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan;

•	approve, in a non-binding advisory vote, Susquehanna’s executive compensation as described in this Proxy Statement;

•	ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2009; and

•	attend to any other business properly presented at the meeting.

How does the Board of Directors recommend I vote on the proposals?

The Board recommends a vote FOR the election of each of the nominees to serve as a Director, FOR the approval of the amendment and restatement of the 2005 Equity Compensation Plan, FOR the approval, in a non-binding advisory vote, of Susquehanna’s executive compensation, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants.

If I do not attend the Annual Meeting, what methods may I use to vote?

Most shareholders have the choice of voting over the Internet, by using a toll-free telephone number or by completing the proxy card and mailing it in the postage-paid envelope provided. Internet and telephone voting will provide proxy holders the same authority to vote your Shares as if you had returned your proxy card by mail. In addition, Internet and telephone voting will reduce our proxy-related first-class postage expenses. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to accurately record and count their proxies.

Please refer to your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you.

What is a Proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. As many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Samuel G. Reel, Jr. and Thomas R. Diehl have been designated as proxies for our 2009 Annual Meeting of Shareholders.

All Shares represented by valid proxies will be voted in the manner specified in those proxies.

How can I vote?

To vote by using your proxy card, sign and return your proxy card using the envelope provided with this Proxy Statement. The proxy holders will vote your Shares according to your directions. If you sign and return your proxy card without specifying choices, your Shares will be voted as recommended by the Board.

You may also choose to vote by telephone or by using the Internet.

How do I vote using the Internet?

•

If your Shares are held in the name of a broker, bank or other nominee, you may vote your Shares over the Internet by following the voting instructions provided on the voting instruction form that you receive from such broker, bank or other nominee.

•

If your Shares are registered in your name, you may vote your Shares over the Internet by directing your Internet browser to https://www.proxyvote.com and following the on-screen instructions. You will need the control number that appears on your proxy card to vote when using this web page.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet voting facilities for our shareholders of record will close at 11:59 p.m. Eastern time on May 7, 2009. You may also choose to vote by telephone or by using your proxy card.

How do I vote by telephone?

•

If your Shares are held in the name of a broker, bank or other nominee, you may vote your Shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you receive from such broker, bank or other nominee.

•

If your Shares are registered in your name, you may vote your Shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card to vote when you call.

Telephone voting facilities for our shareholders of record will close at 11:59 p.m. Eastern time on May 7, 2009. You may also choose to vote by using the Internet or by using your proxy card.

How many votes may I cast?

In connection with the election of the directors, you are entitled to cast one vote for each Share held by you for each candidate nominated, but may not cumulate your votes in favor of a particular candidate. Votes may be cast in favor of or withheld with respect to each candidate nominated.

In connection with the proposal to approve the amendment and restatement of the 2005 Equity Compensation Plan, you are entitled to cast one vote for each Share that you hold. Votes may be cast in favor of or against the proposal. Or, you may abstain from voting on the proposal by selecting the appropriate box.

In connection with the proposal to approve, in a non-binding advisory vote, Susquehanna’s executive compensation as described in this Proxy Statement, you are entitled to cast one vote for each Share that you hold. Votes may be cast in favor of or against the proposal. Or, you may abstain from voting on the proposal by selecting the appropriate box.

In connection with the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants, you are entitled to cast one vote for each Share that you hold. Votes may be cast in favor of or against the proposal. Or, you may abstain from voting on the proposal by selecting the appropriate box.

What vote is required to approve each item on the agenda?

The Director nominees will be elected by a plurality of the votes cast at the Annual Meeting, or, in other words, the nominees receiving the highest number of votes are elected. Votes that are withheld will be excluded entirely from the vote tally and will have no effect other than for purposes of determining the presence of a quorum.

The affirmative vote of the holders of a majority of Susquehanna’s common stock present in person or represented by proxy at the Annual Meeting is required to approve the amendment and restatement of the 2005 Equity Compensation Plan. Abstentions may be specified on the proposal to approve the amendment and restatement of the 2005 Equity Compensation Plan.

The affirmative vote of the holders of a majority of Susquehanna’s common stock present in person or represented by proxy at the Annual Meeting is required to approve, in a non-binding advisory vote, Susquehanna’s executive compensation as described in this Proxy Statement. Abstentions may be specified on the proposal to approve Susquehanna’s executive compensation as described in this Proxy Statement.

The affirmative vote of the holders of a majority of Susquehanna’s common stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ended December 31, 2009. Abstentions may be specified with regard to the ratification of the independent public accountants.

What is a quorum?

A quorum of the holders of the outstanding Shares must be present for the Annual Meeting to be held. A “quorum” is the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on each matter to be acted on at the Annual Meeting.

What if a quorum is not present at the Annual Meeting?

If the Annual Meeting cannot be organized because a quorum is not present, the shareholders present at the meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. Those shareholders who attend or participate at the second of such adjourned meetings shall constitute a quorum for the purpose of electing directors, even if they are less than a majority of the shareholders.

How are votes, abstentions and broker non-votes counted?

Brokers that are member firms of the New York Stock Exchange and hold Shares in street name for customers have the discretion to vote those Shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers may exercise such discretionary authority with respect to the election of directors, the approval, in a non-binding advisory vote, of Susquehanna’s executive compensation as described in this Proxy Statement, and the ratification of auditors. Brokers may not exercise such discretionary authority with respect to approving the amendment and restatement of the 2005 Equity Compensation Plan. However, where brokers submit proxies but are otherwise prohibited from exercising discretionary authority in voting Shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those Shares will be included in determining whether a quorum is present, but will have no effect on the outcome of such matters. Abstentions will be considered present for purposes of determining the presence of a quorum, but as unvoted on the proposals to approve the amendment and restatement of the 2005 Equity Compensation Plan, to approve, in a non-binding advisory vote, Susquehanna’s executive compensation as described in this Proxy Statement, and to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants. Abstentions will have the same effect as a negative vote because amending the 2005 Equity Compensation Plan, approving, in a non-binding advisory vote, Susquehanna’s executive compensation as described in this Proxy Statement, and ratifying the appointment of our independent public accountants require the affirmative vote of the holders of a majority of Susquehanna’s common stock present in person or represented by proxy at the Annual Meeting.

As to all other matters properly brought before the meeting, the affirmative vote of the holders of a majority of Susquehanna’s common stock present in person or represented by proxy at the Annual Meeting will decide the matter, unless the question is one for which, by express provision of statute or of our Articles of Incorporation or

Bylaws, a different vote is required. Any broker non-votes will be counted for purposes of determining whether a quorum is present but will not have an effect on the outcome of a matter being voted upon. Abstentions will have the same effect as a negative vote.

May I change my mind after voting by proxy?

Proxies are voted at the Annual Meeting. You can revoke your proxy at any time before it is voted, and your last vote is the vote that will be counted. If you are a shareholder of record, you can write to our Corporate Secretary, Attn: Lisa M. Cavage, P.O. Box 1000, 26 North Cedar Street, Lititz, PA 17543-7000, stating that you wish to revoke your proxy and requesting another proxy card. If you hold your Shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and asking for a new proxy card. If you submitted your proxy by Internet or by telephone, you can vote again by voting over the Internet or by telephone. If you attend the meeting, you must request a revocation of your submitted proxy and vote by ballot to revoke your proxy. Your appearance alone at the Annual Meeting will not of itself constitute a revocation of your proxy.

Who will count the vote?

Broadridge Financial Solutions, Inc., our Tabulation Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

What does it mean if I get more than one proxy card?

If your Shares are registered differently and are in more than one account, you will receive more than one card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your Shares are voted.

What if I submit a proxy without specifying how to vote?

Unless you otherwise specify in the proxy, your proxy will be voted FOR the election of the persons nominated for directors by the Board, FOR the approval of the amendment and restatement of the 2005 Equity Compensation Plan, FOR the approval, in a non-binding advisory vote, of Susquehanna’s executive compensation as described in this Proxy Statement and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants. Where you have appropriately specified how your proxy is to be voted, it will be voted in accordance with your direction.

What if I am a participant in a Susquehanna direct purchase plan?

If you are a participant in the Investors Choice, Dividend Reinvestment & Direct Stock Purchase and Sale Plan for our common stock, Shares held in your account in the plan will be voted in accordance with your instructions. The plan’s administrator is the shareholder of record for your plan Shares and will not vote those Shares unless you provide it with instructions, which you can do over the Internet, by telephone or by mail using the enclosed proxy card.

If you are an employee participant in our Employee Stock Purchase Plan, Shares held in your account in the plan will be voted in accordance with your instructions. The plan’s custodian is the shareholder of record for your plan Shares and will not vote those Shares unless you provide it with instructions, which you can do over the Internet, by telephone or by mail.

Who may solicit proxies on Susquehanna’s behalf?

Our directors, officers and employees may also solicit proxies from our shareholders. These persons will not receive any additional compensation for their efforts to this end. We will request that the Notice of Annual Meeting, this Proxy Statement, and the proxy card and related materials, if any, be forwarded to beneficial owners. To this end, we expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials. We will bear the costs of all such solicitations.

Will any business be conducted at the Annual Meeting other than as specified above?

The Board knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement and those incidental to the conduct of the meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting or any adjournments thereof, the persons named in your proxy will have the discretion to vote or act on such matters according to their best judgment.

What are the deadlines for Shareholder proposals for next year’s Annual Meeting?

Shareholders may submit proposals on matters appropriate for Shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. All proposals and notifications should be addressed to the Corporate Secretary. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by our Corporate Secretary not later than November 27, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND HOLDINGS OF MANAGEMENT

The number of shares of our common stock deemed to be beneficially owned by each person we know to be the beneficial owner of at least five percent of our common stock, each director, each executive officer named in the Summary Compensation Table in this Proxy Statement, and all directors and executive officers as a group as of February 23, 2009, is set forth in the following table.

Name of Beneficial Owner	Number of Shares Owned(1)	Options Exercisable Within 60 days	Total Beneficial Ownership of Susquehanna Common Stock	Percent of Shares Outstanding
5% Shareholders

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	6,223,710	—	6,223,710	7.2%

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	4,755,662	—	4,755,662	5.5%

Directors, Nominees for Director and Named Executive Officers

Anthony J. Agnone, Sr.(2)(3)	65,401	—	65,401	*
Wayne E. Alter, Jr.	50,000	12,250	62,250	*
Peter DeSoto	118,745	—	118,745	*
Eddie L. Dunklebarger(4)	266,669	—	266,669	*
Bernard A. Francis, Jr.	9,981	9,040	19,021	*
Bruce A. Hepburn(2)(5)	15,849	7,750	23,599	*
Donald L. Hoffman(6)	59,052	—	59,052	*
Drew K. Hostetter	23,937	59,603	83,540	*
Guy W. Miller, Jr.(7)	20,849	9,250	30,099	*
Michael A. Morello(8)	201,352	—	201,352	*
Scott J. Newkam(2)	3,200	—	3,200	*
E. Susan Piersol	4,000	5,500	9,500	*
Michael M. Quick	27,426	32,323	59,749	*
William J. Reuter	43,385	85,683	129,068	*
M. Zev Rose(2)	30,000	7,750	37,750	*
Christine Sears(2)(9)	1,248	—	1,248	*
James A. Ulsh(10)	33,933	—	33,933	*
Dale M. Weaver(11)	174,999	—	174,999	*
Roger V. Wiest(2)	50,000	12,250	62,250	*
William B. Zimmerman(12)	10,484	12,250	22,734	*

All Directors, Nominees and Executive Officers as a Group (30 individuals)	1,384,611	392,920	1,777,531	2.06%

*	Less than one percent
(1)	Unless otherwise indicated, Shares shown as beneficially owned are held individually by the person indicated or jointly with the spouse or children living in the same household; individually by the spouse or children living in the same household; or as trustee, custodian or guardian for minor children living in the same household. Shareholding information for Barclays Global Investors, NA and Dimensional Fund Advisors LP is based on information included in the Schedule 13G/A filed by it with the Securities and Exchange Commission. Shareholding information for our directors and officers is based on information contained in our records and on information received from each director and officer.

(2)	Nominee for one year term.
(3)	Mr. Agnone has sole beneficial ownership of 64,933 Shares. Mr. Agnone’s wife has sole beneficial ownership of 468 Shares.
(4)	Mr. Dunklebarger has sole beneficial ownership of 177,948 Shares and shares beneficial ownership with his wife of 1,787 Shares. Mr. Dunklebarger’s wife has sole beneficial ownership of 46,304 Shares and his daughter has sole beneficial ownership of 550 Shares. Mr. Dunklebarger holds 8,785 Shares as custodian for his daughter. In addition, Mr. Dunklebarger holds 31,295 Shares in a 401(k) plan.
(5)	Mr. Hepburn has sole beneficial ownership of 10,506 Shares. In addition, he shares beneficial ownership of 4,218 Shares which are held in a family trust. Mr. Hepburn disclaims beneficial ownership of 1,125 Shares held by his mother-in-law.
(6)	Mr. Hoffman has sole beneficial ownership of 16,223 Shares. Mr. Hoffman shares beneficial ownership of 800 Shares held as custodian for grandchildren. Mr. Hoffman shares beneficial ownership of 6,155 Shares held in a trust. In addition, 16,599 Shares are held by Roy L. Hoffman & Sons, Inc., of which Mr. Hoffman is President, and 19,275 Shares are held by Roy L. Hoffman & Sons, Inc. Profit Sharing Trust, of which Mr. Hoffman is trustee.
(7)	Mr. Miller has sole beneficial ownership of 20,464 Shares. Mr. Miller’s wife has sole beneficial ownership of 385 Shares.
(8)	Mr. Morello has sole beneficial ownership of 100,000 Shares. Mr. Morello’s wife has sole beneficial ownership of 40,000 Shares and 57,352 Shares held as custodian for children. In addition, 4,000 Shares are held by Stardust Development Company, LLC, of which Mr. Morello is the owner.
(9)	Ms. Sears’ shares beneficial ownership with her husband of 1,000 Shares and Ms. Sears’ husband has sole beneficial ownership of 248 Shares.
(10)	Mr. Ulsh has sole beneficial ownership of 24,745 Shares and holds 8,490 Shares in a 401(k) plan. Mr. Ulsh’s wife has sole beneficial ownership of 698 Shares.
(11)	Mr. Weaver has sole beneficial ownership of 135,368 Shares and shares beneficial ownership with his wife of 8,049 Shares. Mr. Weaver’s wife has sole beneficial ownership of 27,103 Shares. In addition, 1,493 Shares are held by each of the D. Isley Irrevocable Trust, S. Rhea Irrevocable Trust and T. Weaver Irrevocable Trust, of which Mr. Weaver is trustee.
(12)	Mr. Zimmerman has sole beneficial ownership of 8,396 Shares. Mr. Zimmerman’s wife has sole beneficial ownership of 655 Shares. In addition, 409 Shares are held by Zimmerman’s Hardware & Supply Co., Inc., of which Mr. Zimmerman is the Chief Executive Officer, and 1,024 Shares are held by Zimmerman’s American Hardware, of which Mr. Zimmerman is a partner.

ELECTION OF DIRECTORS

General

The Board historically has been classified into three classes, with approximately one-third of the Directors elected each year to serve a term of three years. The current classes are known as the Class of 2009, the Class of 2010, and the Class of 2011, based on the years in which the term of each class expires. Directors hold office until the expiration of the term for which they were elected and their successors have qualified, or until the annual meeting following their attaining the age of 72 years.

The Board currently consists of 17 Directors. William B. Zimmerman, a current member of the Class of 2010, will attain the age of 72 prior to the Annual Meeting and therefore will no longer be eligible to serve on the Board after the Annual Meeting. The Nominating and Corporate Governance Committee of the Board recommended to the Board, and the Board agreed, not to fill Mr. Zimmerman’s vacancy. Following his retirement and the election of the nominees set forth in this Proxy Statement, the Board will consist of 16 members.

On February 27, 2008, the Board amended and restated our Bylaws in order to declassify the Board over a period of three years, commencing with the election of Directors at this year’s Annual Meeting. Accordingly, this year’s outgoing Class of 2009 Directors, who ordinarily would have been nominated for new three-year terms, have been nominated for only one-year terms. At the 2010 Annual Meeting, the outgoing Class of 2010 Directors will join this year’s Directors (to the extent they are re-nominated next year) in being nominated for one-year terms. At the 2011 Annual Meeting and thereafter, our Board will no longer be classified, and all Directors and nominees will be nominated for one-year terms.

At the Annual Meeting, six Directors will be elected. The candidates nominated who receive the highest number of votes among the nominees will be elected. You are entitled to cast one vote for each Share held by you for each of the six candidates. You are not entitled to cumulate your votes.

Nomination Criteria

The Nominating and Corporate Governance Committee has determined that no one single criterion should be given more weight than any other criteria when it considers the qualifications of a potential nominee to the Board. Instead, it believes that it should consider the total “skills set” of an individual. In evaluating an individual’s “skills set,” the committee considers a variety of factors, including, but not limited to, the potential nominee’s background and education, his or her general business experience, and whether or not he or she has any experience in the banking industry. The Nominating and Corporate Governance Committee also considers whether a potential nominee resides or does business in the geographic areas in which we operate, and whether or not a potential nominee has had any prior experience serving on one of our subsidiary’s boards of directors.

Nominees

Upon the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board has nominated six persons to the Board, all of whom are current members of the Board.

The Class of 2010 nominees are as follows:

Anthony J. Agnone, Sr. Mr. Agnone, age 56, is the President of Eastern Athletic Services, a full-service organization providing pre-draft counseling, combine preparation, contract negotiations, financial, budget and tax planning, marketing and endorsement opportunities to professional football players, which Mr. Agnone founded in 1978. He has also been an adjunct member of the faculty of the University of Baltimore School of Law since 1997, a member of the Board of Directors of our subsidiary, Susquehanna Bank, since 1995, and a member of the Board of Directors of the Sports Lawyers Association since 1988. Mr. Agnone has served on the Board since 2008.

Bruce A. Hepburn. Mr. Hepburn, age 66, has been a certified public accountant since 1965 and has been self-employed as such since 1994 providing individuals and businesses in Lancaster County with financial management, individual income and estate tax planning, and individual retirement planning. He has served on the Board since 2002.

Scott J. Newkam. Mr. Newkam, age 58, was appointed to the Board effective as of the consummation of the merger with Community Banks, Inc. in 2007. Prior to the merger, he was a member of the Board of Directors of Community Banks, Inc. from 2003 to 2007. Since September 1999, Mr. Newkam had been the President and Chief Executive Officer of Hershey Entertainment & Resorts Company, a company which owns and operates resort and entertainment facilities in Hershey, Pennsylvania. From 1997 to September 1999, Mr. Newkam was Executive Vice President and Chief Operating Officer of the company. Mr. Newkam is a certified public accountant and has supervised and been actively involved in the preparation of financial statements. Mr. Newkam retired from Hershey Entertainment & Resorts Company on December 31, 2006.

M. Zev Rose. Mr. Rose, age 71, has been a practicing attorney in New Jersey since 1963. He is the president, a shareholder and a director of the law firm Sherman, Silverstein, Kohl, Rose & Podolsky, P.A. in Pennsauken, New Jersey. He has served on the Board since 2002.

Christine Sears. Mrs. Sears, age 53, was appointed to the Board effective as of the consummation of the merger with Community Banks, Inc. in 2007. Prior to the merger, she was a member of the Board of Directors of Community Banks, Inc. from 2005 to 2007. Mrs. Sears, a certified public accountant, is an Executive Vice President and the Chief Financial Officer of Penn National Insurance, a position to which she was appointed in 2007. She was Senior Vice President and Chief Financial Officer of Penn National Insurance from 1999 to 2007.

Roger V. Wiest. Mr. Wiest, age 68, has been a practicing attorney in Pennsylvania since 1965. He is the managing partner of the law firm Wiest, Muolo, Noon & Swinehart in Sunbury, Pennsylvania. He has served on the Board since 1992.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Nominations by Shareholders

The Board’s Nominating and Corporate Governance Committee has adopted a formal policy for shareholders to recommend nominees to the Board. Under that policy, the committee will review nominations made by shareholders and received by the committee prior to the date set as the deadline for submission of shareholder proposals for inclusion in the proxy statement for the applicable annual meeting. For example, nominations for the 2010 Annual Meeting must be received by the committee no later than November 27, 2009. The committee will evaluate and consider shareholder nominations using the same criteria as used for nominations submitted by company management or board members, as described above. In making the evaluation, the committee may seek additional information on the nominee from either the nominee or the shareholder making the nomination.

Our Bylaws provide that at each annual meeting, any holder of our common stock may make additional nominations for election to the Board. Each nomination must be made in accordance with our Bylaws and preceded by a notification made in writing and delivered or mailed to our President not less than 14 days prior to the annual meeting. The notification must contain the following information to the extent known by the notifying shareholder without unreasonable effort or expense:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of shares of our capital stock that will be voted by the notifying shareholder for the proposed nominee;

•	the name and residential address of the notifying shareholder; and

•	the number of shares of our capital stock owned by the notifying shareholder.

In the absence of instructions to the contrary, proxies will be voted in favor of the election of the Boards’ nominees. In the event any of the nominees should become unavailable, the proxies will be voted for those substitute nominee(s) chosen by the Board. The Board has no knowledge that any of the nominees will be unavailable to serve.

Biographical Summaries of Current Directors and Nominees

The name and age of each current Director and each nominee, as well as his or her business experience (including principal occupation and the period during which he or she has served as our Director), are set forth in the following table:

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires
Anthony J. Agnone, Sr.(1)	56	President, Eastern Athletic Services (sports agency)	2008	2009

Bruce A. Hepburn(1)	66	Certified Public Accountant (sole proprietor)	2002	2009

Scott J. Newkam(1)	58	Retired Chairman, President and Chief Executive Officer, Hershey Entertainment & Resorts Company (entertainment and resorts company)	2007	2009

M. Zev Rose(1)	71	Attorney, President, Shareholder and Director, Sherman, Silverstein, Kohl, Rose & Podolsky (law firm)	2002	2009

Christine Sears(1)	53	Executive Vice President and Chief Financial Officer, Penn National Insurance (insurance company)	2007	2009

Roger V. Wiest(1)	68	Attorney and Partner, Wiest, Muolo, Noon & Swinehart (law firm)	1992	2009

Wayne E. Alter, Jr.	57	Chairman and Chief Executive Officer, DynaCorp, Inc. (real estate development and management company); Managing Member of each of Equinox Properties LLC, Fountain Vista, LLC, Quest One LLC, Kensington LLC, Collegiate Acres LLC, Black Rock Meadows, LLC and Kensington Commercial Center, LLC (real estate ownership and management companies); Former Managing Member of Crestwood Properties, LLC (real estate ownership and management company)	2001	2010

Donald L. Hoffman	67	President and Chief Executive Officer, Roy L. Hoffman & Sons, Inc. (meat processing, manufacturing, distribution and catering company)	2007	2010

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires
James A. Ulsh	62	Attorney and Shareholder, Mette, Evans & Woodside (law firm)	2007	2010

Dale M. Weaver	70	Retired President and Owner, New Holland Custom Woodwork, Inc. (millwork and furniture manufacturer)	2007	2010

William B. Zimmerman(2)	72	President and Chief Executive Officer, Zimmerman’s Hardware & Supply Co., Inc. (hardware store)	2001	2010

Peter DeSoto	69	Chief Executive Officer, J.T. Walker Industries, Inc., parent holding company of M.I. Windows and Doors, Inc. (window and door manufacturer)	2007	2011

Eddie L. Dunklebarger	55	President and Chief Operating Officer, Susquehanna Bancshares, Inc.; President and Chief Executive Officer, Susquehanna Bank; former Chairman of the Board, President and Chief Executive Officer, Community Banks, Inc.	2007	2011

Guy W. Miller, Jr.	63	President and Chief Executive Officer, Homes by Keystone, Inc. (modular homes manufacturer)	1999	2011

Michael A. Morello	55	Owner, Stagecoach Investors, LLC (real estate development company) and Stardust Development Company, LLC (self-storage and real estate development company)	2006	2011

E. Susan Piersol	54	President and Owner, Piersol Development (residential home builder and real estate developer)	2004	2011

William J. Reuter	59	Chairman of the Board and Chief Executive Officer, Susquehanna Bancshares, Inc.; Chairman of the Board, Susquehanna Bank	1999	2011

(1)	The Board’s nominee for election at the Annual Meeting for a one year term.
(2)	Will not be a member of the Board after May 8, 2009.

CORPORATE GOVERNANCE

Our business is managed under the direction of the Board. As part of its duties, the Board oversees our corporate governance for the purpose of creating long-term value for shareholders and safeguarding our relationships with our employees, customers, suppliers, creditors and the communities in which we do business. The Board considers the interests of all such parties when, together with our management, it sets our strategies and objectives. The Board also evaluates management’s performance in pursuing and achieving those strategies and objectives.

The Board has adopted a Code of Ethics that outlines the principles, policies and laws that govern all of our activities and establishes guidelines for workplace conduct. The Code of Ethics applies to all of our Directors, officers and employees, including senior officers, and every Director, officer and employee is required to read and comply with the Code. You can find a copy of the Code of Ethics by visiting our website, www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Code of Ethics of Susquehanna Bancshares, Inc.” A copy of the Code may also be obtained, free of charge, by written request to Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, Attention: Corporate Secretary. We intend to disclose amendments to, or Director and executive officer waivers from, the Code of Ethics, if any, on our website, or by filing a Form 8-K with the SEC to the extent required by NASDAQ listing standards.

The Board has also adopted Corporate Governance Guidelines applicable to each member of the Board. You can find a copy of the Corporate Governance Guidelines by visiting our website, www.susquehanna.net, and following the links to “Investor Relations,” “Governance Documents,” and “Corporate Governance Guidelines.”

Board Meetings

The Board met 11 times during 2008. Each of the Directors attended at least 75% of the Board’s meetings in 2008 and of the Board’s committee meetings in 2008 on which he or she served, during the period that he or she served as a Director.

Our independent Directors met in executive session twice in 2008, without any management Directors or non-independent Directors in attendance.

All but two of our Directors attended last year’s annual shareholders’ meeting. The Board requires all of its members to attend all regularly scheduled Board meetings, as well as the annual shareholders’ meeting. Exceptions are permitted for extenuating circumstances on a case-by-case basis. A Director’s attendance record will be considered by the Nominating and Corporate Governance Committee in its nominating process.

Board Independence

The Board has determined that, except for Messrs. Reuter, Dunklebarger and Ulsh, all of its members are “independent” as defined under the listing standards for The NASDAQ Stock Market LLC. Mr. Reuter is our Chairman and Chief Executive Officer. Mr. Dunklebarger is our President and Chief Operating Officer. Mr. Ulsh is a shareholder in the law firm of Mette, Evans & Woodside, which was paid approximately $155,478 by Susquehanna for legal services in 2008. The Board believes that the NASDAQ independence requirements contained in the listing standards provide the appropriate standard for assessing director independence and uses the requirements in assessing the independence of each of its members. In making its determination with respect to the independence of each Director, the Board did not consider any transactions by our Directors that are approved under our written statement of policy with respect to related-party transactions as more fully described in the section of this Proxy Statement entitled “Certain Relationships and Related Transactions,” unless such transaction resulted in a per se independence disqualification under the NASDAQ independence rules.

Board Committees

The Board maintains the following four standing committees:

Nominating and Corporate Governance Committee

Year Formed	Number of Meetings in 2008	Committee Members(1)	Functions Performed
2003	3	Wayne E. Alter, Jr. Donald L. Hoffman Michael A. Morello E. Susan Piersol Roger V. Wiest

•     develop qualification criteria for Board members;

•     identify individuals qualified to become Board members;

•     recommend director nominees to the Board for each annual meeting of shareholders; and

•     develop and recommend to the Board corporate governance policies and procedures applicable to the company.

(1)	Each Director who serves on the Nominating and Corporate Governance Committee is “independent” for purposes of the listing standards for The NASDAQ Stock Market LLC.

You can find a copy of our Nominating and Corporate Governance Committee Charter by visiting our website at www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Charter of the Nominating and Corporate Governance Committee of Susquehanna Bancshares, Inc.”

Audit Committee

Year Formed	Number of Meetings in 2008	Committee Members(1)	Functions Performed
1987	8	Bruce A. Hepburn(2) Guy W. Miller, Jr. Scott J. Newkam(2) Christine Sears(2)

•     meet with our independent accountants and review the scope and results of our annual audit;

•     review information pertaining to internal audits;

•     oversee that our management has: maintained the reliability and integrity of accounting policies, financial reporting and disclosure practices; established and maintained processes to assure an adequate system of internal control; and established and maintained processes to assure compliance with applicable laws, regulations and corporate practices;

•     meet with the Board on a regular basis to report the results of its reviews;

•     select the independent accountants and review periodically their performance and independence from management;

•     review and approve our Internal Audit Plan;

•     periodically meet privately with our independent accountants, senior management and our General Auditor; and

•     review and approve transactions between us and related parties.

(1)	Each Director who serves on the Audit Committee is “independent” for purposes of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 4200(a)(15) of the listing standards for The NASDAQ Stock Market LLC.
(2)	The Board has determined that Bruce A. Hepburn, Scott J. Newkam and Christine Sears each are an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

You can find a copy of our Audit Committee Charter by visiting our website at www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Charter of the Audit Committee of Susquehanna Bancshares, Inc.”

Compensation Committee

Year Formed	Number of Meetings in 2008	Committee Members(1)	Functions Performed(2)
1987	7	Anthony J. Agnone, Sr. Wayne E. Alter, Jr. Bruce A. Hepburn Michael A. Morello

•      review and approve key executive salaries and salary policy;

•      with respect to our Chief Executive Officer, determine the salary and criteria for that office;

•      administer our equity compensation plans;

•      approve participants in our Executive Deferred Income Plan;

•      review and approve the design of any new supplemental compensation programs applicable to executive compensation; and

•      evaluate and review with our Chief Risk Officer the incentive compensation arrangements in place with executives of the company to ensure that such arrangements do not encourage unnecessary or excessive risk taking.

(1)	Each Director who serves on the Compensation Committee is “independent” for purposes of the listing standards for The NASDAQ Stock Market LLC and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
(2)	Please refer to the “Compensation Discussion and Analysis” section below for greater detail regarding the scope of authority of the Compensation Committee and the role of others in our organization, such as our management, play in determining compensation levels.

You can find a copy of our Compensation Committee Charter by visiting our website at www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Charter of the Compensation Committee of Susquehanna Bancshares, Inc.”

Executive Committee

Year Formed	Number of Meetings in 2008	Committee Members(1)	Functions Performed
2007	1	Wayne E. Alter, Jr. Bruce A. Hepburn Michael A. Morello M. Zev Rose William J. Reuter Roger V. Wiest

•     discuss, analyze and consult with the Chief Executive Officer on issues related to the business affairs of the company, including, without limitation, strategic planning, mergers and acquisitions, human resources and banking matters.

(1)	Each Director who serves on the Executive Committee is “independent” for purposes of the listing standards for The NASDAQ Stock Market LLC, except for Mr. Reuter, our Chief Executive Officer.

Shareholder Communications with the Board

A shareholder who wishes to communicate with the Board may do so by sending his or her correspondence to William J. Reuter, Chairman, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, Attention: Board of Directors. Mr. Reuter will forward such correspondence to the Board’s Nominating and Corporate Governance Committee. Typically, Mr. Reuter will not forward to the Board communications from our shareholders that are of a personal nature or are not related to the duties and responsibilities of the Board.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 EQUITY COMPENSATION PLAN

The Proposal

We currently maintain the Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan (the “2005 Plan”), which was originally effective on May 17, 2005 upon approval by our shareholders. On February 27, 2009, our Board of Directors unanimously approved an amendment and restatement of the 2005 Plan to increase the total number of shares of common stock reserved and available for issuance under the 2005 Plan from 2,000,000 shares to 3,500,000 shares (i.e., an increase of 1,500,000 shares; provided that no more than 1,000,000 shares of the foregoing 1,500,000 proposed share increase shall be used to grant full value awards under the 2005 Plan), add a “net exercise” feature, eliminate the provision of the 2005 Plan which adds back shares used to satisfy applicable tax withholding requirements to the pool of shares reserved and available for issuance under the plan, eliminate the availability of phantom stock appreciation rights as awards under the 2005 Plan and eliminate the provision of the 2005 Plan which provides for certain automatic option grants to non-employee directors to purchase 2,250 shares of our common stock. The amendment and restatement of the 2005 Plan was approved by our Board of Directors subject to shareholder approval and accordingly, our Board has directed that the amendment and restatement of the 2005 Plan be submitted to our shareholders for approval at the Annual Meeting.

As of December 31, 2008, the 2005 Plan has 2,000,000 shares of our common stock available for issuance to employees and directors of Susquehanna and its subsidiaries who are eligible to participate in the plan. As of December 31, 2008, there were 530,353 shares of our common stock remaining for issuance under the 2005 Plan. Outstanding awards under the 2005 Plan will continue to be governed by the terms of 2005 Plan until exercised, expired or otherwise terminated or cancelled. As of December 31, 2008, taking into account awards made under the 2005 Plan and the Susquehanna Bancshares, Inc. Equity Compensation Plan (under which no further grants can be made), the company had 2,360,000 stock options outstanding with a weighted average exercise price of $22.37 and a weighted average remaining term of 6.5 years, and 1,371,000 full value awards outstanding. No new awards will be granted under the 2005 Plan between February 27, 2009 and the Annual Meeting, except for anticipated grants of up to 266,853 shares for awards to members of our executive management team. If our shareholders do not approve the amendment and restatement of the 2005 Plan at the Annual Meeting, the amendment and restatement of the plan will not become effective, and the number of shares reserved and available for issuance under the 2005 Plan will not be increased. Our Board of Directors believes that the 2005 Plan furthers our compensation strategy. Our ability to attract, retain and motivate top quality employees and directors is material to the company’s success. Our Board of Directors believes that our interests and the interests of our shareholders are advanced by our ability to offer its employees and directors the opportunity to acquire or increase their proprietary interests in the company by granting them awards under the 2005 Plan. Accordingly, our Board of Directors believes that the availability of an additional 1,500,000 shares under the 2005 Plan (subject to the limitation that no more than 1,000,000 shares of the foregoing increase shall be used to grant full value awards under the 2005 Plan) will ensure that we can continue to achieve our compensation strategy. Shareholder approval of the amendment and restatement of the 2005 Plan is necessary: (i) to meet The NASDAQ Stock Market LLC listing requirements; (ii) for incentive stock options to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) so that compensation attributable to grants and bonus awards under the 2005 Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Code (see discussion of “Federal Income Tax Consequences under the 2005 Equity Compensation Plan” below). In connection with our participation in the Capital Purchase Program (the “CPP”), we are subject to certain restrictions under the Emergency Economic Stabilization Act of 2008 as amended by the American Recovery and Reinvestment Act of 2009, which modify the deduction limit under section 162(m) of the Code and reduce the annual exemption from $1 million to $500,000. This limit is applicable as long as the U.S. Department of the Treasury (the “Treasury”) holds an equity or debt position in Susquehanna under the CPP.

The material terms of the amended and restated 2005 Plan are summarized below. A copy of the full text of the 2005 Plan is attached to this proxy statement as Annex A. This summary of the 2005 Plan is not intended to be a complete description of the 2005 Plan and is qualified in its entirety by the actual text of the 2005 Plan to which reference is made.

The proposal requires the affirmative vote of the holders of a majority of Susquehanna’s common stock present in person or represented by proxy at the Annual Meeting for its approval.

Our Board of Directors unanimously recommends that you vote “FOR” approval of the amendment and restatement of the 2005 Plan.

Description of the 2005 Equity Compensation Plan

General

The 2005 Plan provides that the maximum aggregate number of shares of our common stock with respect to which grants may be made to any individual during any calendar year is 450,000 shares, subject to adjustment as described below. Shareholder approval of this proposal will also constitute a reapproval of the foregoing 450,000 share limitation for purposes of section 162(m) of the Code. The share limitation will assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or stock appreciation rights granted under the 2005 Plan with an exercise price per share equal to the fair market value of a share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options or issued upon exercise of those stock appreciation rights, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under section 162(m) of the Code. As noted above, pursuant to our participation in the CPP, the deduction limit under section 162(m) of the Code is reduced from $1 million to $500,000.

If and to the extent stock options or stock appreciation rights granted under the 2005 Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised or if and to the extent any restricted stock or restricted stock units are forfeited or terminated or otherwise not paid in full, the shares subject to such grants shall again be available for issuance under the 2005 Plan. Shares of our common stock surrendered in payment of the option price of a stock option, and shares of our common stock withheld or surrendered for payment of taxes, shall not be available for re-issuance under the 2005 Plan. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights shall be considered issued under the 2005 Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. To the extent that a grant of restricted stock units is to be paid in cash, and not in shares of our common stock, such grants shall not count against the share limits described above.

Administration of the 2005 Plan

The 2005 Plan will be administered and interpreted by a committee of the Board which will consist of not less than two persons appointed by the Board from among its members who are “non-employee directors” of Susquehanna as defined in Rule 16b-3 of the Exchange Act and who may, to the extent that the Board deems necessary to comply with section 162(m) of the Code, also be an “outside director” as that term is defined in regulations under section 162(m) of the Code (the “Committee”). The Committee has the authority to determine:

•	the persons to whom awards are to be granted under the 2005 Plan;

•	the type, size and terms of the awards;

•	the time when the awards are to be granted; and

•	any other matters arising under the 2005 Plan.

The 2005 Plan forbids repricing of options without shareholder approval.

Grants

Incentives under the 2005 Plan consist of incentive stock options, non-qualified stock options, restricted stock grants, restricted stock unit grants, dividend equivalents on restricted stock unit grants and stock appreciation rights (hereinafter collectively referred to as “grants”). Each grant is subject to the terms and conditions set forth in the 2005 Plan and to those other terms and conditions consistent with the 2005 Plan as the Committee deems appropriate and specifies in the written agreement memorializing the grant (the “Grant Letter”).

Eligibility for Participation

Employees and directors of Susquehanna and its subsidiaries are eligible to participate in the 2005 Plan. All of Susquehanna’s employees (including all of its executive officers) as well as all of its directors are eligible to participate in the 2005 Plan. However, future benefits to directors and executive officers of Susquehanna under the 2005 Plan cannot currently be determined. After receiving recommendations from the management of Susquehanna, the Committee will select the persons to receive grants and will determine the number of shares of common stock subject to a particular grant. No grantee may receive options, stock appreciation rights, restricted stock units or restricted stock awards for more than 450,000 shares of common stock for any calendar year.

Granting of Options

General. The Committee may grant options qualifying as incentive stock options (“ISOs”) within the meaning of section 422 of the Code and/or other stock options (“NQSOs”) in accordance with the terms and conditions set forth in the 2005 Plan, or any combination of ISOs or NQSOs.

Term, Purchase Price, Vesting and Method of Exercise of Options. The exercise price of any stock option granted under the 2005 Plan will not be less than the fair market value of a share of our common stock on the date the option is granted.

The Committee may determine the option exercise period for each option; provided, however, that the exercise period may not exceed ten (10) years from the date of grant. The Committee has discretion to accelerate the exercisability of any option at any time for any reason, including upon a Change of Control of Susquehanna (within the meaning of such term under the 2005 Plan as described below). Unless otherwise provided in the Grant Letter, each option shall fully vest upon the earliest of:

•	the grantee’s normal retirement date;

•	five years from the date of the grant;

•	the grantee’s death or disability (within the meaning of Susquehanna’s long-term disability program); and

•	a Change of Control of Susquehanna.

A grantee may exercise an option by delivering notice of exercise to the Secretary of Susquehanna with accompanying full payment of the option price. Generally, payment of the option price may be made in cash or, with the Committee’s consent, by delivering shares of our common stock already owned by the grantee and having a fair market value on the date of exercise equal to the option price, or with a combination of cash and shares. In addition, a grantee may exercise an option pursuant to a net exercise procedure pursuant to which a portion of the shares otherwise issuable upon the exercise of the option are automatically withheld by the company and applied to the payment of the aggregate option price for the gross number of shares for which the option is exercised and the satisfaction of the federal and state income and employment withholding taxes applicable to such exercise. The grantee must pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of our common stock will not be issued or transferred upon exercise of the option until the option price and the withholding obligation are fully paid.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) in tandem with a stock option, for all or a portion of the applicable stock option, to any grantee. Upon a grantee’s exercise of a SAR, the grantee receives in settlement of such SAR a number of shares of common stock with a fair market value equal to the difference between the fair market value of the common stock underlying the SAR on the date of grant and the fair market value of the common stock underlying the SAR on the date of exercise.

Effects of Termination of Service with Susquehanna

Generally, unless provided otherwise in the Grant Letter, the right to exercise any option or SAR terminates 90 days following termination of the grantee’s relationship with Susquehanna for reasons other than death or disability. If the grantee’s relationship with Susquehanna terminates due to death or disability, unless provided otherwise in a Grant Letter, the right to exercise an option or SAR will terminate the earlier of one year following such termination or the original expiration date.

Restricted Stock Grants

The Committee may grant restricted shares of common stock (a “Restricted Stock Grant”) pursuant to the 2005 Plan subject to restrictions or no restrictions. If a grantee’s employment terminates during the period designated in the Grant Letter as the period during which the shares are restricted (the “Restriction Period”), the shares will be forfeited. During the Restriction Period, a grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of common stock to which such Restriction Period applies, except to a successor grantee in the event of the grantee’s death.

Restricted Stock Units

The Committee may grant restricted stock units (“Restricted Stock Units”) to grantees under the 2005 Plan and may grant dividend equivalents in connection with the grant of Restricted Stock Units. A Restricted Stock Unit is a contractual promise to issue a Grantee shares at a later date. The Committee may make grants of Restricted Stock Units to eligible grantees in such amounts and upon such terms as the Committee determines and sets forth in a Grant Letter. A grant of Restricted Stock Units may be settled in common stock, cash, or in any combination of common stock and/or cash; provided, however, that a determination to settle an award of Restricted Stock Units in whole or in part in cash shall be made only with approval of the Committee. Dividend equivalents entitle the Grantee to receive amounts equal to ordinary dividends that are paid on the shares of common stock underlying a grant while the grant is outstanding. The Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of additional Restricted Stock Units. Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two. The terms and conditions of dividend equivalents will be determined by the Committee. In no event shall the Committee grant dividend equivalents based on the dividends declared with respect to shares of common stock subject to Options or SARs.

Amendment and Termination of the 2005 Equity Compensation Plan

Our Board of Directors may amend or terminate the 2005 Plan at any time, provided however, that any amendment that increases the aggregate number (or individual limit for any grantee) of shares of common stock that may be issued or transferred under the 2005 Plan, or modifies the requirements as to eligibility for participation, will be subject to approval by the shareholders of Susquehanna. No ISOs may be granted after the date which is ten (10) years from the effective date of the 2005 Plan (or, if shareholders approve an amendment that increases the number of shares reserved for issuance upon the exercise of ISOs granted pursuant to the 2005 Plan (including the increase that is the subject of this proposal), ten (10) years from the date of the amendment). Thereafter, the 2005 Plan will remain in effect for the purposes of grants other than ISOs, unless and until otherwise determined by our Board of Directors.

Change of Control of Susquehanna

In the event of a Change of Control of Susquehanna, the Committee has discretion to accelerate the vesting of any or all outstanding grants. A Change of Control of Susquehanna will be deemed to have taken place if:

•

any person or group (except for Susquehanna or any employee benefit plan of Susquehanna or of any affiliate) shall become the beneficial owner in the aggregate of 20% or more of the equity of Susquehanna then outstanding;

•	any person or group purchases substantially all of the assets of Susquehanna;

•	Susquehanna is liquidated or dissolved;

•	at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

•	Susquehanna merges or consolidates with any other corporation and is not the surviving corporation.

To the extent not exercised in connection with a transaction where Susquehanna is not the survivor (or survives only as a subsidiary of another company), all vested options and SARs will terminate and all restrictions on Restricted Stock Grants and Restricted Stock Units will lapse, upon closing of that Change of Control.

Federal Income Tax Consequences under the 2005 Equity Compensation Plan

The federal income tax consequences of grants under the 2005 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2005 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the 2005 Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

•

If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

•

If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

•

A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the 2005 Plan will be qualified performance-based compensation. As noted above, pursuant to our participation in the CPP the deduction limit under section 162(m) of the Code is reduced from $1 million to $500,000.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2005 EQUITY COMPENSATION PLAN.

ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Proposal

As a participant in the CPP, we are required under the American Recovery and Reinvestment Act of 2009 to include in this Proxy Statement and present at the Annual Meeting, a non-binding advisory shareholder vote to approve the compensation of our executives as disclosed in this Proxy Statement pursuant to the compensation rules of the Securities and Exchange Commission. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the company’s executives as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in this Proxy Statement.

As provided under the American Recovery and Reinvestment Act of 2009, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee or create or imply any additional fiduciary duty on the Board. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements. The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value.

The proposal requires the affirmative vote of the holders of a majority of Susquehanna’s common stock present in person or represented by proxy at the Annual Meeting for its approval.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL, IN A NON-BINDING ADVISORY VOTE, OF SUSQUEHANNA’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

ANNUAL AUDIT INFORMATION

Report of the Audit Committee

On February 26, 2009, the Audit Committee reviewed Susquehanna’s audited financial statements and met with both management and PricewaterhouseCoopers LLP, Susquehanna’s independent accountants, to review and discuss those financial statements. Management has the primary responsibility for Susquehanna’s financial statements and the overall reporting process, including Susquehanna’s system of internal controls. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 (Communications with Audit Committees Concerning Independence). These items relate to that firm’s independence from Susquehanna. The Audit Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with the maintenance of PricewaterhouseCoopers LLP’s independence. The Audit Committee also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by PCAOB Auditing Standard AU 380 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the Board that Susquehanna’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Susquehanna Bancshares, Inc. Audit Committee:	Bruce A. Hepburn, Chairman
Guy W. Miller, Jr.
Scott J. Newkam
Christine Sears

Summary of Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee of the Board is responsible for the appointment, compensation and oversight of the work of the independent auditor. This responsibility includes, but is not limited to, evaluating the independence of the independent auditor in the performance of audit and non-audit related services to Susquehanna and pre-approving the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from Susquehanna. Accordingly, the Audit Committee has adopted, and the Board has ratified, a Pre-Approval Policy for Audit and Non-Audit Services (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed for performance by the independent auditor may be pre-approved.

Proposed services either may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”); or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditor. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor are established annually by the Audit Committee.

The Audit Committee takes additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from Susquehanna, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and Susquehanna, consistent with Independence Standards, and discussing with the independent auditor its methods and procedures for ensuring independence.

Fees Billed by Independent Accountants to Susquehanna

The aggregate fees billed to Susquehanna by PricewaterhouseCoopers LLP for each of the fiscal years ended December 31, 2008 and 2007, respectively (all of which were approved by the Audit Committee), are set forth in the table below:

	For the Fiscal Year Ended December 31, 2008	For the Fiscal Year Ended December 31, 2007
Audit Fees(1)	$1,150,000	$1,050,000
Audit-Related Fees(2)	632,800	596,415
Tax Fees(3)	396,000	371,110
All Other Fees	—	—

(1)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2008	2007
• Audits of Financial Statements	$710,000	$610,000
• Audits of Financial Statements (Section 404)	300,000	300,000
• Statutory Audits	55,000	55,000
• Consents	10,000	10,000
• Assistance with and Review of Documents Filed with the SEC	75,000	75,000

(2)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2008	2007
• Accounting Consultations and Audits in Connection with Acquisitions	$315,000	$371,415
• Attest Services Not Required by Statute or Regulation (primarily securitization-related)	169,800	200,000
• Consultation Concerning Financial Accounting and Reporting	148,000	25,000

(3)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2008	2007
• Tax Compliance	$153,000	$224,255
• Tax Planning	125,000	130,955
• Tax Advice	118,000	15,900

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Executive Summary

To continue to fuel Susquehanna’s loan growth and further enhance our well-capitalized status, in December 2008, we completed the sale of $300 million in preferred shares to the Treasury through the CPP established under the Emergency Economic Stabilization Act of 2008. Among others, one requirement to complete this capital infusion was that each of our named executive officers agree to government-specified terms that restrict their compensation and provide for the recovery of compensation under certain circumstances. In taking this step, the executive officers accepted the potential that their previously-agreed-upon employment contracts would be altered in ways that are unfavorable to them. The American Recovery and Reinvestment Act of 2009 was enacted on February 17, 2009 and amends certain provisions of the Emergency Economic Stabilization Act of 2008 related to the restrictions on the compensation that may be paid to certain of our executives. The Treasury is expected to issue guidance regarding these restrictions and the Compensation Committee of our Board of Directors has deferred any decision regarding 2009 executive compensation pending the issuance of that guidance.

Our Compensation Committee has met several times in the last two quarters of 2008 and the first quarter of 2009 to discuss 2008 performance for purposes of determining 2009 executive compensation. While no final decision has been made, the Compensation Committee has been evaluating a number of factors – including economic conditions and company-specific initiatives – that place substantial additional demands and responsibilities on our executive officers, as well as the limitations on executive compensation associated with our participation in the CPP. Also, during the final quarter of 2007 and 2008, Susquehanna changed substantially. With the acquisition of Community Banks, Inc. in November 2007, we expanded in size by more than 40%, leading to a significant increase in the scope of the management responsibilities of our executive officers. In 2008, we engaged in a major initiative named “Create a More Efficient Organization” (“CAMEO”) to consolidate our three banking affiliates into a single commercial bank with a standard menu of products and prices. The CAMEO initiative required sophisticated development strategies and strong leadership by our executive officers for successful implementation. The consolidation was completed in October 2008, and is expected to generate an annual savings of approximately $20 million beginning in 2009.

Considering these changes and taking into account the new peer group which resulted from the merger with Community Banks, Inc. and is listed below, the Compensation Committee is considering setting base salaries between the 50th – 70th percentiles on average. The Compensation Committee has deferred making a final decision pending the issuance of guidance by the Treasury with respect to the additional executive compensation restrictions applicable under the CPP. Further, in connection with our participation in the CPP, our executive compensation program will be reviewed annually to ensure that it does not encourage executives to engage in excessive risk-taking. While this review was added and conducted in compliance with CPP requirements, its goal is consistent with Susquehanna’s track record of conservative financial management, strong credit quality, and fiscally responsible lending practices.

Our Named Executive Officers

Our named executive officers for 2008 were Messrs. Reuter, Hostetter, Dunklebarger, Quick and Francis. The compensation of Messrs. Reuter, Hostetter, Dunklebarger and Quick, each as an executive officer of Susquehanna, is determined by our Compensation Committee with input from Mr. Reuter regarding the individual performance of Messrs. Hostetter, Dunklebarger and Quick. The compensation of Mr. Francis, President and Chief Executive Officer of Valley Forge Asset Management Corp., our wholly owned subsidiary, is also determined by our Compensation Committee but based largely on the recommendations of the Valley Forge Board of Directors with input from Mr. Reuter and Mr. Hostetter. The Valley Forge Board of Directors is comprised of nine individuals, including Messrs. Reuter, Dunklebarger and Francis. Mr. Francis does not play a role in the determination of his own compensation.

Compensation Philosophy and Components of Executive Compensation

Susquehanna’s executive compensation program is designed to be closely linked to corporate performance and returns to shareholders. Valley Forge’s executive compensation program is designed to be closely linked to Valley Forge’s profitability and investment performance. Annually, the Compensation Committee conducts a review of our executive compensation program and Valley Forge’s program to the extent applicable.

The key components of our executive compensation consist of base salary and cash and equity incentives. While each element of compensation described below is considered separately, the Compensation Committee takes into account the aggregate present value of the compensation package for each of our named executive officers, including pension benefits, severance plans, insurance and other benefits and compares that package to those in place for the named executive officers at comparable companies, as described in more detail under “Benchmarking and Other Analysis” below. In considering how the aggregate compensation package for each of our named executive officers compares to that of the named executive officers of comparable companies, the Compensation Committee considers the overall performance of those comparable companies vis-à-vis Susquehanna’s overall performance for the period in question. For 2008, the Committee’s overall goals were to incentivize and motivate our employees taking into account the challenging economic times.

Benchmarking and Other Analysis

The Compensation Committee oversees several analyses relating to the company’s executive compensation practices and considers these analyses in making decisions related to executive compensation as well as potential program designs. Analyses may include, but are not limited to: annual benchmarking reviews, pay-for-performance analyses, and assessment of incentive compensation to ensure that it does not encourage excessive or unnecessary risk-taking.

Competitive Benchmark Analysis

The Committee understands the importance of ensuring a competitive total compensation package that enables the company to attract and retain a strong leadership team. The Compensation Committee believes that our most direct competitors for executive talent are not necessarily the companies that would be included in a peer group established for comparing shareholder returns. Successful executives in the banking industry have a broad range of opportunities in the financial services industry generally, either with larger or smaller institutions, or with related industry groups or unrelated industry groups in some instances (a chief financial officer, for example). The Compensation Committee’s annual compensation reviews permit an ongoing evaluation of the link between our performance and executive compensation in this greater context. A key source of information used by the Committee is a comprehensive benchmarking analysis of all elements of executive total compensation, by component and in the aggregate. In conducting its deliberations, the Compensation Committee makes use of an executive compensation analysis prepared by Pearl Meyer & Partners (“PM&P”), a nationally recognized executive compensation consultant that serves as independent advisor to the Compensation Committee.

The Committee reviews the “competitive market” using a number of data sources reflecting industry practices of other banks similar in asset size. A primary data source used in setting the competitive market for the named executives officers is the information publicly disclosed by a peer group of other publicly traded banks. This peer group is reviewed annually and updated as appropriate to take into account changes in the size, scope and business focus of Susquehanna and the peer institutions. As a result of the completion of the Community Banks, Inc. merger, PM&P updated the company’s peer group in 2008 to include 21 commercial banks with assets between $9 billion and $22 billion, with median assets of $13 billion (the size of Susquehanna). The peer group proposed by PM&P and approved by the Compensation Committee consisted of the following companies:

Associated Banc-Corp (ASBC)	BancorpSouth, Inc. (BXS)
BOK Financial Corporation (BOKF)	Valley National Bancorp (VLY)
Webster Financial Corporation (WBS)	Sterling Financial Corporation (STSA)
Commerce Bancshares, Inc. (CBSH)	East West Bancorp, Inc. (EWBC)
First Citizens Bancshares, Inc. (FCNCA)	Wilmington Trust Corporation (WL)
TCF Financial Corporation (TCB)	International Bancshares Corporation (IBOC)
Fulton Financial Corporation (FULT)	Whitney Holding Corporation (WTNY)
City National Corporation (CYN)	FirstMerit Corporation (FMER)
Cullen/Frost Bankers, Inc. (CFR)	Wintrust Financial Corporation (WTFC)
South Financial Group, Inc. (TSFG)	National Penn Bancshares, Inc. (NPBC)
Citizens Republic Bancorp, Inc. (CRBC)

In addition to the proxy peer group, PM&P includes several other sources of data related to compensation practices. Data is provided from national banking surveys as well a database of national banking compensation data. In all cases, data reflects banks of similar asset size. Further, as part of its competitive review, the Committee relates our pay and performance, relative to internal goals and industry/peer practices. As needed, the Compensation Committee seeks to understand emerging and best practices related to executive compensation, through its consultant and other association or educational sources.

Risk Assessment

In accordance with the applicable requirements of the CPP the Compensation Committee also evaluated and reviewed with Edward J. Wydock, our Chief Risk Officer, the incentive compensation arrangements in place with our named executive officers. The Compensation Committee concluded that the overall structure of Susquehanna’s incentive compensation arrangements, including short-term (annual cash incentive) and long-term (restricted stock and non-qualified stock options), does not encourage the taking of unnecessary or excessive risks by the executives.

To reach this conclusion, the Compensation Committee understood and considered the risks inherent in the company’s incentive plans and the features of those plans that control or mitigate those risks. Specifically, the Committee determined that Susquehanna’s incentive plans include provisions that require minimum standards of participant performance, prior approvals by the Compensation Committee of all participants in the plans, objective goal-setting and both quantitative and qualitative measures of executive achievement, the ability of the Compensation Committee to modify, amend or discontinue any of the terms or conditions of the incentive plans if the Compensation Committee determines this course of action is necessary or appropriate to serve the best interests of the company, and the ability of the company to recover payment of any or all forms of incentive compensation from the executives should the award be based on information subsequently found to be inaccurate.

The Compensation Committee also reviewed the contracts of each named executive along with the goals of the executives and concluded that there were no contractual provisions that would incent the executives to take unnecessary or excessive risks, and that the goals of each executive were appropriate for their position and that the goals for each executive would not require the taking of unnecessary or excessive risks for attainment. The Compensation Committee noted that the named executives have entered into agreements which require repayment of any incentive compensation award based on inaccurate information, and prohibit golden parachute payments during the period the Treasury holds an equity position in Susquehanna. The Compensation Committee concluded that the ability to recover incentive awards and the prohibition on golden parachute payments deter any behavior that is not in the company’s best interests.

Susquehanna’s Chief Risk Officer also discussed with the Compensation Committee, in general, the risks facing the company as identified through the company’s corporate risk assessment process. While the company faces significant credit and interest rate risk, none of the risks were considered unnecessary or excessive, nor attributable to the acts of any of the named executive officers, but the result of the tumultuous economic times facing all financial institutions.

The Compensation Committee certifies that it has reviewed with the Chief Risk Officer the incentive compensation arrangements of the named executive officers and has made reasonable efforts to ensure that such arrangements do not encourage the named executives to take unnecessary or excessive risks that threaten the value of Susquehanna. The Compensation Committee will repeat this process annually so long as the Treasury holds any of Susquehanna’s securities under the CPP. In accordance with the applicable requirements of the CPP, the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, upon the issuance of guidance by the Securities and Exchange Commission, our chief executive officer and chief financial officer will provide a written certification of our compliance with the requirements of the Emergency Economic Stabilization Act of 2008, as amended, to the SEC in our annual filings required under the federal securities laws.

Base Salaries

Base salaries for our named executive officers were set pursuant to their employment agreements but may be increased annually at or around the beginning of our fiscal year if so determined by the Compensation Committee pursuant to the Compensation Committee’s compensation review policies as described in this Compensation Discussion and Analysis.

Susquehanna Incentive Plan

The Susquehanna Incentive Plan became effective January 1, 2008, and has both a cash incentive component available to all participants and an equity incentive component that is only available to a select group. The Susquehanna Incentive Plan operates on a calendar year schedule.

The objectives of the Susquehanna Incentive Plan are to:

•	align executives, management and employees with our strategic plan and critical performance goals;

•	encourage teamwork and collaboration across all of our areas;

•	motivate and reward achievement of core performance objectives;

•	provide payouts commensurate with our performance;

•	provide competitive total compensation opportunities;

•	enable us to attract, motivate and retain talented employees; and

•	create a program that is simple and easy to understand and administer.

The Compensation Committee approves all participants in the Susquehanna Incentive Plan. Select key executives are eligible to participate in the Susquehanna Incentive Plan based on their role in the organization. In general, participation in the plan includes management-level employees and employees whose job function is tied to responsibility for the revenue of the company and customer service. Other criteria for participation include the following:

•	individuals must be employed by October 31 to be eligible to participate in the Susquehanna Incentive Plan for the plan year;

•	a participant must have received a performance rating of “satisfactory” or better for the year and remain in good standing throughout the year; and

•	a participant must be an active employee as of the award payout date to receive an award.

Cash Incentive Component. Cash incentive awards are paid out within the first two and one-half months following year-end. Each participant in the Susquehanna Incentive Plan is assigned a specific-target cash incentive award, based on his or her role and competitive market practice. The target incentive awards reflect the award to be paid for meeting predefined performance goals. Awards are defined as a percentage of base salary. Actual awards can range from 0% to 150% of target, depending on performance. Threshold performance will pay out at 50% of target and achieving stretch performance can result in awards of up to 150% of target. Performance below the threshold level will result in no payout. Within the formula under the Susquehanna Incentive Plan, the Compensation Committee has the discretion to take into account circumstances that may have affected performance as to any particular participant.

Performance measures fall into the following four categories: corporate/SBI; affiliate; region/function/unit; and individual. Each participant has predefined performance goals in one or more of these categories. The specific allocation of goals is determined based on the participant’s role and key area of contribution. The weighting for these performance measures will be allocated across the goals to reflect focus and allocation of incentive awards. Mr. Reuter sets the goals for Messrs. Dunklebarger, Hostetter, Francis and Quick in consultation with the executives. Mr. Reuter’s goals are reviewed and discussed with the Compensation Committee.

Our 2008 corporate goals were earnings-per-share growth and tangible return on equity, and are shown below in the following table. These goals are net of all incentives paid so we must achieve higher earnings per share and tangible return on equity to fund the Susquehanna Incentive Plan.

	Threshold 50% Payout	Target 100% Payout	Stretch 150% Payout
Tangible return on equity	18.0%	19.0%	20.0%
Earnings per share	$1.52	$1.62	$1.72

On September 25, 2008, based upon the recommendation of management, the Compensation Committee and the Board of Directors approved the elimination of the cash component of the Susquehanna Incentive Plan for all participants during the fiscal year ending December 31, 2008. This decision was based upon the determination that, given the current market conditions for the financial services industry, an incentive plan with cash payments earned for performance during 2008 was not prudent. Accordingly, no cash incentives were paid under the Susquehanna Incentive Plan for 2008. As required by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, we are prohibited from paying or accruing any bonus, retention award, or incentive compensation to our named executive officers and at least the next ten most highly compensated employees.

Equity Incentive Component. Fifteen of our executive officers, including all of our named executive officers, are eligible to receive an equity incentive award under the Susquehanna Incentive Plan. The equity component targets are tied to earnings-per-share growth and tangible return on equity as well as individual performance. In determining whether to make equity grants, as well as the size of any equity grants, the Compensation Committee considers the level of achievement of the earnings-per-share growth and tangible return on equity goals as well as the individual performance for the year, taking into account the recommendations of Mr. Reuter. In considering the corporate goals and individual performance, no differentiation as to weighting or relative importance has been established; rather, the Compensation Committee is permitted to assign a weight and importance to each factor as the Compensation Committee, in its discretion, deems appropriate. In connection with our participation in the CPP, we are subject to certain restrictions under the Emergency Economic Stabilization Act of 2008 which provide that any bonus or incentive compensation paid to our named executive officers during the period in which Treasury holds an equity or debt position in Susquehanna shall be subject to recovery or “clawback” by us if the payments were based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate. In February 2009, the Compensation Committee determined to defer any decision with respect to equity awards to be made to the named executive officers and the next ten most highly compensated employees under the equity incentive component of the Susquehanna Incentive Plan pending Treasury issuance of additional guidance under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 – in particular the guidance relating to the Compensation Committee’s ability to make restricted stock awards to its named executive officers and at least the next ten most highly compensated employees in accordance with the limitations set forth in the American Recovery and Reinvestment Act of 2009.

Valley Forge maintains two bonus programs in which Mr. Francis participates.

Under the first bonus program, employees of Valley Forge may receive a bonus paid in semi-annual installments. The amount of Mr. Francis’s bonus under this program is recommended by Mr. Reuter in consultation with Mr. Hostetter, within established guidelines. The guidelines of this program have both quantitative and qualitative key elements.

The quantitative key elements are:

•	growing and maintaining gross operating pre-tax and pre-intercompany allocations profits and profit margins relative to operating conditions and industry standards;

•	maintaining good year-over-year absolute investment performance (relative to market conditions);

•	meeting or exceeding equity and balanced benchmark performance over three- and five-year time frames; and

•	meeting or exceeding peer-style benchmark performance over three- and five-year time frames.

The qualitative key elements, which are subjective in nature, are:

•	an individual’s overall leadership ability; and

•	an individual’s ability to build and maintain a professional staff.

Additionally, with respect to Mr. Francis, the following qualitative elements are taken into account:

•	his personal responsibility for significant revenue generation from his sales, servicing and portfolio management activities;

•	his compliance responsibilities as Valley Forge’s securities principal; and

•	the quality of his public representation of Susquehanna and Valley Forge, both within our footprint and nationally.

In considering the various quantitative and qualitative elements, no specific weight is required to be assigned to any particular factor. Rather, the Valley Forge Board of Directors, in formulating its recommendations to the Compensation Committee, assigns such weight and importance to each factor as it deems appropriate, in its discretion.

In 2008, because Valley Forge met all of the quantitative key elements of the guidelines in the first half of the year but did not meet them in the second half, and because Mr. Reuter, in consultation with Mr. Hostetter, determined in his performance appraisal that Mr. Francis met all of the qualitative key elements of the guidelines, Mr. Reuter recommended that Mr. Francis receive a bonus under this program. In August 2008, the Valley Forge Board of Directors approved the first installment of this semi-annual bonus in the amount of $100,000. The award of this bonus to Mr. Francis was reported to, and approved by, Susquehanna’s Compensation Committee. The Valley Forge Board of Directors did not approve the second installment of the bonus because Valley Forge did not meet all of the quantitative elements in the second half of the year.

Under a second bonus program offered by Valley Forge, certain Valley Forge employees, including Mr. Francis, may be paid in each fiscal year a share of Valley Forge’s adjusted pre-tax profit. The share of the adjusted pre-tax profit paid to the employees is a percentage, not greater than 50% of the excess, which leaves Valley Forge with an adjusted pre-tax profit after payment of the bonus that is at least 10% more than the highest comparable adjusted pre-tax target profit for any prior year. No bonus payments were made under this program in 2008.

In connection with our participation in the CPP, any bonus or incentive compensation paid to Mr. Francis during the period in which Treasury holds an equity or debt position in Susquehanna shall be subject to recovery or “clawback” as forth above. In addition, as required by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, we are prohibited from paying or accruing any bonus, retention award, or incentive compensation to our named executive officers and at least the next ten most highly compensated employees, except with respect to certain restricted stock awards subject to the limitations set forth in the American Recovery and Reinvestment Act of 2009.

Retirement and Other Benefits

Supplemental Executive Retirement Plan

Our executive officers participate in our Supplemental Executive Retirement Plan, which will provide for benefits lost under our Cash Balance Pension Plan due to Internal Revenue Code provisions which limit the compensation that may be taken into account, and the benefits that may be accrued under, a qualified pension plan. Selected participants of the Cash Balance Pension Plan, including Messrs. Reuter, Hostetter, Quick, Dunklebarger, and Francis, are eligible for benefits under the Supplemental Executive Retirement Plan.

The Supplemental Executive Retirement Plan was amended in 2004 to permit certain individuals designated by the Board, including Mr. Reuter, to receive a minimum benefit equal to (i) 75% of the benefit the individual would have received under the terms of the Retirement Income Plan in effect prior to January 1, 1998, but based on the individual’s service and compensation as of his or her retirement date, (ii) reduced by his or her accrued benefit under our Cash Balance Pension Plan. No other named executive officers receive this minimum benefit.

The number of years of credited service, the present value of accumulated benefits and the payments made in 2008 for Messrs. Reuter, Hostetter, Quick, Dunklebarger and Francis under the Cash Balance Pension Plan and the Supplemental Executive Retirement Plan are set forth below in the “Pension Benefits” table.

Future accruals under the Cash Balance Pension Plan for employees who are not age 50 or have 15 years of service (as calculated under the Cash Balance Pension Plan) as of June 30, 2009 will be frozen. None of our named executive officers will be affected by this freeze as they are all over age 50 or have 15 years of service. In addition, the freezing of future accruals under the Cash Balance Pension Plan does not affect the accrual of benefits under the Supplemental Executive Retirement Plan.

Executive Deferred Income Plan

Our Executive Deferred Income Plan is a non-qualified deferred compensation plan maintained for the convenience of our directors and a select group of our executives (and our subsidiaries’ executives) designated by the Compensation Committee. The amounts credited under this plan are solely elective deferrals of previously earned employee and director compensation. We make no contribution to the amounts credited under this plan. The amount deferred by each of our named executive officers is set forth below in the “Non-qualified Deferred Compensation Table.”

Executive Life Insurance

We provide an executive life insurance program for certain of our executive and senior officers, including Messrs. Reuter, Hostetter and Quick. This program provides a death benefit to the officer’s beneficiary if the officer dies on or before attaining age 70, in an amount equal to two times base salary (less any amounts provided by Susquehanna’s group term life insurance policy) or, if the officer dies after attaining the age of 70, in an amount equal to one times his or her base salary (less any amounts provided by Susquehanna’s group term life insurance policy). The life insurance policies were originally purchased in 1998 by certain of Susquehanna’s wholly-owned subsidiaries and were supplemented in 2004 with aggregate premiums paid for this life insurance program in an amount equal to $15,875,442, of which $684,727, $359,174, and $400,785 were paid for Messrs. Reuter’s, Hostetter’s and Quick’s policy premiums, respectively. Under this program, a grantor trust, acting on our behalf, is the direct beneficiary of any death proceeds remaining after an officer’s death benefit is paid to his or her beneficiary.

For Mr. Francis, Valley Forge pays the premium on his term life insurance policy. The face amount of this policy is $750,000. The premium paid for this insurance in 2008 was $4,350. We also pay the premium on a term life insurance policy for Mr. Dunklebarger. The face amount of this policy is $100,000, and the premium paid in 2008 for the policy was $303.

Executive Supplemental LTD Program

We provide executive supplemental long term disability insurance for certain of our executive and senior officers, including Messrs. Reuter, Hostetter and Francis. As explained below, Valley Forge also provides similar insurance for Mr. Francis. The individual policies are a supplement to the company’s group long term disability plan. The premiums paid for this insurance in 2008 were $8,249, $4,084, and $5,285 for Messrs. Reuter, Hostetter, and Francis, respectively.

Valley Forge provides supplemental long-term disability insurance for Mr. Francis. This policy is a supplement to the company’s group long term disability plan. The premium paid for this insurance in 2008 was $4,388.

Salary Continuation and Survivor Income Arrangements with Eddie Dunklebarger

We assumed certain contractual obligations in place between Mr. Dunklebarger and Community Banks, Inc. These agreements are the Survivor Income Agreement, dated February 5, 1999, and the Amended and Restated Salary Continuation Agreement dated January 1, 2004, both between Mr. Dunklebarger and Community Banks, Inc.

The Salary Continuation Agreement provides a supplemental retirement benefit to Mr. Dunklebarger. As a result of the merger with Community Banks, Inc., a Change in Control occurred under the Salary Continuation Agreement and Mr. Dunklebarger is entitled to certain change in control benefits in the full annual amount of $180,000. These change in control benefits commence following Mr. Dunklebarger’s normal retirement age (defined as age 62) and are paid in consecutive equal monthly installments on the first day of each month, beginning with the month following Mr. Dunklebarger’s normal retirement date and continuing for a total period of 20 years. In the event Mr. Dunklebarger is terminated for cause (as defined in the Salary Continuation Agreement) we shall have no obligation to pay his change in control benefits.

The Survivor Income Agreement provides a death benefit to Mr. Dunklebarger’s beneficiary equal to the proceeds of a life insurance policy based upon Mr. Dunklebarger’s life, divided between us and the beneficiary. We are the owner of the policy and make all payments of premiums and hold all rights of ownership for the policy. In the event of Mr. Dunklebarger’s death, his beneficiary will receive the lesser of the following:

•	three times Mr. Dunklebarger’s base salary in effect for the year in which his death occurs; or

•	the amount by which the proceeds of the life insurance policy exceed the cash surrender value of the policy on the day before death.

The death benefit is increased by the projected federal tax rate for the year in which Mr. Dunklebarger dies. Further details concerning the Salary Continuation Agreement and the Survivor Income Agreement are described under the heading “Potential Payments upon Termination or Change in Control.”

Perquisites and Other Compensation

Perquisites. We provide company cars to certain of our executive officers, including Messrs. Reuter, Dunklebarger and Quick, because they generally travel extensively for business. Mr. Francis receives a monthly automobile allowance, from Valley Forge, of $1,000. We also pay the travel expenses of our executive officers to conventions and seminars which are primarily business related. We pay these costs because they are primarily business related, although they may occasionally result in a personal benefit to the executive. The cost of these perquisites that, in the aggregate, exceeds $10,000 for each of our named executive officers, is disclosed in the Summary Compensation Table set forth below. For Mr. Dunklebarger, he receives the perquisites and other compensation pursuant to the terms of his employment agreement with us as described below.

Additional Benefits. Each of our named executive officers participates in other employee benefit plans generally available to all employees (e.g., major medical and health insurance, Cash Balance Pension Plan, 401(k) Plan, Employee Stock Purchase Plan) on the same terms as all other employees.

Severance and Change in Control Arrangements

Employment Agreement Severance and Change in Control Provisions. The severance and change in control arrangements applicable to Messrs. Reuter, Hostetter, Dunklebarger, Quick, and Francis are set forth in each of their respective employment agreements, as discussed in detail below under the heading “Potential Payments Upon Termination or Change in Control.” The Compensation Committee approved the change in control provisions in these agreements because the committee desired to alleviate the financial hardships which may be experienced by the executives if their employment is terminated under specified circumstances and to reinforce and encourage the continued attention and dedication of those executives to their assigned duties, notwithstanding the potential impact a change in control transaction could have on their respective careers or positions. In connection with our participation in the CPP, we are prohibited from making any golden parachute payments to our named executive officers and any of the next five most highly compensated employees while the Treasury holds an equity or debt position in Susquehanna. A “golden parachute payment” is any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued.

Miscellaneous Change in Control Provisions. Additionally, each of our equity compensation plans and executive life insurance program contains change in control provisions.

In the event of a change in control as defined under the 2005 Equity Compensation Plan, the Compensation Committee has the discretion to accelerate the vesting of any or all outstanding grants; to the extent not exercised in connection with a transaction where Susquehanna is not the survivor, all vested options will terminate upon closing of that change in control. In the event of a change in control as defined under the 1996 Equity Compensation Plan, all options outstanding under the plan will become immediately exercisable. Individual employment agreements and grant letters may contain additional provisions regarding the impact of a change in control on outstanding equity incentives, as further described below under the heading “Potential Payments Upon Termination or Change in Control.”

Under the executive life insurance program, the arrangement will generally terminate automatically if an officer terminates his or her employment prior to his or her normal retirement date (i.e., the earlier of the attainment of age 65 or the attainment of age 55 with 15 years of service). However, in the event of a termination prior to normal retirement age and within 12 months following a change in control, the arrangement will remain in effect until benefits are paid thereunder to the participant’s designated beneficiary.

ESPP Participation Requirement

The Compensation Committee approved stock ownership requirements for our corporate management team (which includes the named executive officers). Under this requirement, each member of our corporate management team must participate annually in the Employee Stock Purchase Plan through payroll deductions, in amounts not to exceed the maximum amount permitted under the Internal Revenue Code.

Stock Option Pricing and Timing

The Compensation Committee has no formal policy on the pricing or timing of stock option or restricted stock grants. Historically, the Compensation Committee makes such grants in the first quarter of each fiscal year. The exercise price is the closing price of the underlying common stock on the grant date. If an executive officer of Susquehanna or one of our subsidiaries is hired after the grant date, management may recommend to the Compensation Committee that the officer receive equity compensation. However, the Compensation Committee generally will not take action and will not grant any options or grants to that individual until the following year, when the Compensation Committee makes its annual determination on equity compensation for all executive officers.

Impact of Tax Deductibility on Equity Incentive Program

Section 162(m) of the Internal Revenue Code generally provides that a publicly held company such as Susquehanna may not deduct compensation paid to any named executive officer in excess of $1 million per year, unless certain requirements are met. Compensation attributable to options granted under our 2005 Equity Compensation Plan is expected to qualify for an exemption from the $1 million limit of Section 162(m). In connection with our participation in the CPP, however, we are subject to certain restrictions under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, which modify the deduction limit under section 162(m) of the Code and reduce the annual exemption from $1 million to $500,000.

The Compensation Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of such compensation and intends to optimize the deductibility of such compensation to the extent deductibility is consistent with the objectives of our executive compensation program. The Compensation Committee weighs the benefits of full deductibility with the other objectives of the executive compensation program and, accordingly, may from time to time pay compensation subject to the deductibility limitations of Section 162(m). For example, the Compensation Committee chose to grant shares of restricted stock to some of our named executive officers in 2007 and 2008, notwithstanding the absence of a Section 162(m) exemption for such grants, because the Compensation Committee believes that such grants are a more effective retention device during all market cycles and have the added potential of reducing share dilution, relative to stock option awards.

Report of the Compensation Committee

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Form 10-K for the year ended December 31, 2008. We hereby certify that we completed, within the 90-day period following the consummation of the company’s participation in the U.S. Department of Treasury’s Capital Purchase Program, the required review with Susquehanna’s Chief Risk Officer of the incentive compensation arrangements of our named executive officers (who are the same as our “senior executive officers” for purposes of the CPP) and have made reasonable efforts to ensure that such arrangements do not encourage them to take unnecessary or excessive risks that threaten the value of Susquehanna.

Susquehanna Bancshares, Inc. Compensation Committee:	Wayne E. Alter, Jr., Chairman
Anthony J. Agnone, Sr.
Bruce A. Hepburn
Michael A. Morello

Director Compensation

In 2008, each of our Directors was compensated in accordance with the following fee schedule:

Annual Retainer—Board Member	$17,000
Annual Retainer—Chairperson—Audit Committee	$5,000
Annual Retainer—Chairperson—Compensation Committee	$3,500
Annual Retainer—Chairperson—Nominating and Corporate Governance Committee	$3,500
Board Meeting	$1,000
Committee Meeting on Board Meeting Day	$1,000
Committee Meeting on Non-Board Meeting Day	$1,200
Telephonic Board/Committee Meeting(1)	No Fee

(1)	Refers to short, single-item agenda telephonic meetings. Multi-agenda telephonic meetings are deemed full Board meetings for Director compensation purposes.

In 2008, the Compensation Committee engaged Pearl Meyers & Partners, an independent consultant, to evaluate our Director compensation. Based upon that evaluation, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, the following fee schedule for 2009:

Annual Retainer—Board Member	$25,000
Annual Retainer—Chairperson—Audit Committee	$10,000
Annual Retainer—Chairperson—Compensation Committee	$7,000
Annual Retainer—Chairperson—Nominating and Corporate Governance Committee	$5,000
Board Meeting	$1,500
Committee Meeting	$1,200
Telephonic Board/Committee Meeting(1)	60% of the in-person meeting fee

(1)	Single topic teleconferences will not be compensated. Multi-agenda telephonic meetings are deemed full Board meetings for Director compensation purposes.

In 2008, our Directors, except for Messrs. Reuter and Dunklebarger who do not receive any additional compensation for their roles as directors, earned the following compensation from Susquehanna:

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	All Other Compensation	Total
Anthony J. Agnone, Sr.(3)	$17,750	$918	—	$18,668
Wayne E. Alter, Jr.	38,025	9,148	—	47,173
James G. Apple(4)	10,667	10,620	—	21,287
John M. Denlinger(5)	—	—	—	—
Peter DeSoto	24,000	1,755	—	25,755
Henry H. Gibbel(4)	14,542	10,620	—	25,162
Bruce A. Hepburn	46,800	9,148	—	55,948
Donald L. Hoffman(6)	28,000	3,715	$31,756	63,471
Russell J. Kunkel(7)	30,983	6,397	—	37,380
Guy W. Miller, Jr.	34,400	9,148	—	43,548
Michael A. Morello	35,400	6,529	—	41,929
Scott J. Newkam	31,000	1,405	—	32,405
E. Susan Piersol	28,000	6,397	—	34,397
M. Zev Rose	25,000	13,526	—	38,526
Christine Sears	24,000	1,405	—	25,405
James A. Ulsh	25,000	1,405	—	26,405
Dale M. Weaver	25,000	2,340	—	27,340
Roger V. Wiest	32,500	9,148	—	41,648
William B. Zimmerman	25,000	20,126	—	45,126

(1)	Includes the following fees earned by each Director in 2008 for his or her service on the Board, as well as fees earned for service on any committee of the Board:

Name	Susquehanna Board Fees and Annual Retainer*	Susquehanna Committee Fees**
Anthony J. Agnone, Sr.	$17,750	—
Wayne E. Alter, Jr.	25,000	$13,025
James G. Apple	9,666	1,000
Peter DeSoto	24,000	—
Henry H. Gibbel	9,666	4,875
Bruce A. Hepburn	25,000	21,800
Donald L. Hoffman	25,000	3,000
Russell J. Kunkel	21,583	9,400
Guy W. Miller	25,000	9,400
Michael A. Morello	25,000	10,400
Scott J. Newkam	25,000	6,000
E. Susan Piersol	25,000	3,000
M. Zev Rose	24,000	1,000
Christine Sears	24,000	—
James A. Ulsh	25,000	—
Dale M. Weaver	25,000	—
Roger V. Wiest	25,000	7,500
William B. Zimmerman	25,000	—

*	Includes an annual retainer in the amount of $17,000, which is payable in two installments of $8,500 each.

**	Includes fees paid for any service on the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee, as well as any fees paid for being the Chairperson of any such committee.

Several of our Directors also serve on the Board of Directors of one or more of our subsidiaries and receive compensation from that subsidiary for his/her service to that company, as follows: Mr. Agnone—$17,000; Mr. Alter—$28,000; Mr. Gibbel—$21,000; Mr. Hepburn—$36,000; Mr. Hoffman—$36,500; Mr. Kunkel—$15,000; Mr. Miller—$14,000; Mr. Morello—$2,000; Ms. Piersol—$17,000; Mr. Rose—$40,000; Mr. Ulsh—$23,000; Mr. Wiest—$39,000; and Mr. Zimmerman—$9,000.

(2)	The amounts shown in this column reflect the dollar amount recognized for financial statement–reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 2, 2009.

Due to the requirements of FAS 123(R) relating to retirement eligibility, the recognition of share-based compensation expense for certain individuals has been accelerated if they are currently retirement-eligible or will meet the conditions of retirement eligibility before the end of the five-year requisite service period.

The grant date fair value, calculated in accordance with FAS 123(R), of each option award granted to our Directors in 2008 is as follows:

Name	Grant Date	Number of Options Awarded	Fair Value on Grant Date
Anthony J. Agnone, Sr.	4/30/08	3,000	$6,809
Wayne E. Alter, Jr.	2/27/08	3,000	8,327
James G. Apple	2/27/08	3,000	8,327
Peter DeSoto	2/27/08	3,000	8,327
Henry H. Gibbel	2/27/08	3,000	8,327
Bruce A. Hepburn	2/27/08	3,000	8,327
Donald L. Hoffman	2/27/08	3,000	8,327
Russell J. Kunkel	2/27/08	3,000	8,327
Guy W. Miller, Jr.	2/27/08	3,000	8,327
Michael A. Morello	2/27/08	3,000	8,327
Scott J. Newkam	2/27/08	3,000	8,327
E. Susan Piersol	2/27/08	3,000	8,327
M. Zev Rose	2/27/08	3,000	8,327
Christine Sears	2/27/08	3,000	8,327
James A. Ulsh	2/27/08	3,000	8,327
Dale M. Weaver	2/27/08	3,000	8,327
Roger V. Wiest	2/27/08	3,000	8,327
William B. Zimmerman	2/27/08	3,000	8,327

As of December 31, 2008, our non-employee Directors had the following aggregate number of outstanding option awards:

Name	Aggregate Number of Outstanding Option Awards
Anthony J. Agnone, Sr.	3,000
Wayne E. Alter, Jr.	20,250
James G. Apple	23,250
Peter DeSoto	3,000
Henry H. Gibbel	24,750
Bruce A. Hepburn	15,750
Donald L. Hoffman	6,000
Russell J. Kunkel	13,500
Guy W. Miller, Jr.	17,250
Michael A. Morello	9,000
Scott J. Newkam	3,000
E. Susan Piersol	13,500
M. Zev Rose	15,750
Christine Sears	3,000
James A. Ulsh	3,000
Dale M. Weaver	3,000
Roger V. Wiest	20,250
William B. Zimmerman	20,250

(3)	Mr. Agnone joined the Board effective April 30, 2008.
(4)	Messrs. Apple and Gibbel attained the age of 72 prior to the 2008 annual meeting; therefore, they did not stand for re-election at the 2008 annual shareholders’ meeting, because, according to our bylaws, they were no longer eligible to serve on the Board. Therefore, their fees reflect those earned from January 1, 2008-April 30, 2008.
(5)	Mr. Denlinger resigned from the Board effective January 7, 2008 and received no fees.
(6)	Represents the amount paid to Mr. Hoffman under an executive supplemental income plan assumed by Susquehanna pursuant to an acquisition.
(7)	Deceased as of November 19, 2008.

On February 27, 2008, the Compensation Committee approved discretionary grants of non-qualified stock options, vesting one-third on February 27, 2011, one-third on February 27, 2012, and one-third on February 27, 2013, to all non-employee members of the Board except for Mr. Agnone whose options were granted on April 30, 2008 when he joined the Board and which also have a three-year vesting schedule. The grants were in the amount of 3,000 per director.

On February 27, 2009, the Board of Directors approved discretionary grants of non-qualified stock options, vesting one-third on February 27, 2012, one-third on February 27, 2013, and one-third on February 27, 2014, to all non-employee members of the Board. The grants were in the amount of 3,000 per director and were granted at the closing market price. Further, each non-employee member of the Board was granted 1,000 shares of restricted stock, vesting one-third on February 27, 2010, one-third on February 27, 2011, and one-third on February 27, 2012 and were granted at the closing market price.

Summary Compensation Table

The following table is a summary of the compensation for 2008, 2007 and 2006 earned by our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers in 2008, 2007 and 2006:

Name and Principal Position	Year	Salary(1)	Bonus		Option Awards(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings		All Other Compensation(3)	Total
William J. Reuter, Chairman of the Board and Chief Executive Officer (“Principal Executive Officer”)	2008	$742,308	—		$296,839	$304,595		$91,089	$1,434,831
	2007	693,000	—		378,129	223,823		54,021	1,348,973
	2006	646,115	—		196,156	180,726		27,840	1,050,837
Drew K. Hostetter, Executive Vice President, Treasurer and Chief Financial Officer (“Principal Financial Officer”)	2008	$381,564	—		$146,415	$43,357		$38,320	$609,656
	2007	361,973	—		80,663	32,423		17,477	492,536
	2006	345,222	—		30,562	28,429		7,553	411,766
Eddie L. Dunklebarger, President and Chief Operating Officer	2008	$500,000	—		$58,392	$459,473		$25,611	$1,043,476
	2007	57,692	—		—	1,126,423	(4)	5,040,755	6,224,870
	2006	—	—		—	—		—	—
Bernard A. Francis, Jr., Senior Vice President and Group Executive	2008	$321,154	$100,000	(5)	$15,712	$58,014		$35,826	$530,706
	2007	296,157	295,000		23,171	49,492		36,747	700,567
	2006	275,018	295,000		26,619	38,531		32,884	668,052
Michael M. Quick, Executive Vice President and Chief Corporate Credit Officer	2008	$336,412	—		$147,320	$40,876		$38,320	$562,928
	2007	314,360	—		190,148	30,475		17,476	552,459
	2006	299,815	—		78,086	27,963		21,854	427,718

(1)	Includes salary deferred by the named executive officer under our Executive Deferred Income Plan. Payment of such salary is deferred until retirement, or in some instances, until a specified date prior to retirement. The sums in participants’ accounts are fully vested and may be withdrawn in accordance with the plan.
(2)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 2, 2009.

Due to the requirements of FAS 123(R) relating to retirement eligibility, the recognition of share-based compensation expense for certain individuals has been accelerated if they are currently retirement-eligible or will meet the conditions of retirement eligibility before the end of the five-year requisite service period.

(3)	Includes the following additional compensation:

Name	Year	401(k) Match	Value of Restricted Shares	Restricted Share Dividend	Group Term Life	Employment Agreement Payments*		Perquisites**
William J. Reuter	2008 2007 2006	$6,900 6,750 6,600	$55,028 19,196 —	$10,346 6,282 2,208	$70 70 70		— — —	$18,745 21,723 18,962
Drew K. Hostetter	2008 2007 2006	6,900 6,750 6,600	26,276 7,689 —	5,074 2,968 883	70 70 70		— — —	— — —
Eddie L. Dunklebarger	2008 2007 2006	6,900 1,731 —	— — —	— — —	1,123 — —	$	— 5,039,024 —	17,588 — —
Bernard A. Francis, Jr.	2008 2007 2006	6,900 6,750 6,600	1,841 2,884 —	149 259 331	913 831 774		— — —	26,023 26,023 25,179
Michael M. Quick	2008 2007 2006	6,900 6,750 6,600	26,276 7,688 883	5,074 2,968 —	70 70 70		— — —	— — 14,301

*	This amount includes a $1,690,000 payment in consideration for the cancellation of Mr. Dunklebarger’s employment agreement with Community Banks, Inc., a $1,521,000 payment for his agreement to be bound by the restrictive covenants in his new employment agreement, $16,246 in interest payable at a rate of 4% per year for the period from the closing of the merger until the payment date of January 2, 2008, and a $1,811,778 parachute gross-up payment paid by us in connection with the merger with Community Banks, Inc. Further details concerning these payments are discussed above in the “Compensation Discussion and Analysis” section under “Salary Continuation and Survivor Income Arrangements with Eddie Dunklebarger.”
**	Includes the following perquisites, which, in the aggregate, exceed $10,000 per annum:

Name	Year	Executive Suppl. LTD(a)	Executive Life Insurance Program(b)	Life Insurance(c)	Car(d)	Country Club(e)	Personal Expenses(f)
William J. Reuter	2008 2007 2006	$8,249 8,249 7,000	$2,548 2,835 2,468	— — —	$602 580 924	$2,298 1,176 1,049	$5,048 8,883 7,521
Eddie L. Dunklebarger	2008 2007 2006	— — —	— — —	303 — —	4,507 — —	11,028 — —	1,750 — —
Bernard A. Francis, Jr.	2008 2007 2006	9,673 9,673 8,829	— — —	4,350 4,350 4,350	12,000 12,000 12,000	— — —	— — —
Michael M. Quick	2008 2007 2006	— — —	— — 1,162	— — —	— — 1,769	— — 500	— — 10,870

(a)	Includes the premiums paid for our Executive Supplemental Long-Term Disability plans, discussed above in the “Compensation Discussion and Analysis” section.
(b)	Includes the imputed income for our Executive Life Insurance Program, discussed above in the “Compensation Discussion and Analysis” section.
(c)	Includes the premiums paid for each of Messrs. Francis’s and Dunklebarger’s life insurance policy discussed above in the “Compensation Discussion and Analysis” section.

(d)	Includes the personal benefits associated with the use of a car paid for by Susquehanna in the case of each of Messrs. Reuter and Dunklebarger. In calculating these benefits, we took the annual cost of the car to the company (which included its depreciation, insurance premiums, maintenance and repair and fuel costs) and multiplied it by the percentage of personal use claimed by the executive. Includes a $1,000-per-month car allowance in the case of Mr. Francis.
(e)	Includes the personal benefits associated with the use of country club memberships paid for by Susquehanna. In calculating this benefit, we took the annual cost of the applicable country club membership and multiplied it by the percentage of personal use claimed by the executive.
(f)	Includes the personal benefits associated with spousal attendance at business related conventions paid for by Susquehanna. In calculating this benefit, we took the total amount of the registration fee, travel, lodging and meals associated with the convention and multiplied it by 50% to derive the amount attributable to the spouse’s attendance at the convention.

(4)	This amount is the present value of Mr. Dunklebarger’s full annual retirement benefit under the Salary Continuation Agreement that we assumed in connection with the merger with Community Banks, Inc. discussed above in the “Compensation Discussion and Analysis” section under “Salary Continuation and Survivor Income Arrangements with Eddie Dunklebarger,” such amount being $1,122,497, plus the imputed income attributable to amounts contributed by Mr. Dunklebarger to the deferred compensation plan of Community Banks, Inc. that was merged into our Executive Deferred Income Plan, such amount being $3,926.
(5)	This bonus was earned by Mr. Francis under Valley Forge Asset Management Corp.’s bonus program, discussed above in the “Compensation Discussion and Analysis” section.

Grants of Plan-Based Awards

As discussed in the “Compensation Discussion and Analysis” section above, the Key Executive Incentive Plan was terminated in 2007. Accordingly, no plan-based awards were granted to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2007.

On February 27, 2008, the Compensation Committee approved long-term incentives in the form of non-qualified stock options and restricted shares to some of our named executive officers. Further details concerning these grants are discussed above in the “Compensation Discussion and Analysis” section under “Cash and Equity Incentives.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth equity awards outstanding in the hands of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2008:

Name	Option Awards(1)				Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
	Exercisable	Unexercisable
William J. Reuter	—	50,000	$21.82	2/27/2018	6,000	$95,460
	—	50,000	24.26	2/28/2017	4,000	63,640
	—	26,800	24.34	1/18/2016	759	12,076
	7,400	—	24.95	3/1/2015	—	—
	7,400	—	25.14	1/21/2014	—	—
	22,200	—	22.42	5/21/2013	—	—
	15,000	—	23.87	5/29/2012	—	—
	13,500	—	17.25	5/29/2011	—	—
	11,250	—	13.31	5/26/2010	—	—

Drew K. Hostetter	—	25,000	$21.82	2/27/2018	3,000	$47,730
	—	25,000	24.26	2/28/2017	2,000	31,820
	—	10,720	24.34	1/18/2016	303	4,821
	3,400	—	24.95	3/1/2015	—	—
	3,400	—	25.14	1/21/2014	—	—
	10,200	—	22.42	5/21/2013	—	—
	10,000	—	23.87	5/29/2012	—	—
	6,750	—	17.25	5/29/2011	—	—
	22,280	—	18.19	5/29/2009	—	—

Eddie L. Dunklebarger	—	25,000	$21.82	2/27/2018	—	—

Bernard A. Francis, Jr.	—	5,000	$21.82	2/27/2018	—	—
	—	5,000	24.26	2/28/2017	—	—
	—	4,020	24.34	1/18/2016	114	$1,814
	1,200	—	24.95	3/1/2015	—	—
	500	—	25.14	1/21/2014	—	—
	1,500	—	22.42	5/21/2013	—	—
	1,500	—	23.87	5/29/2012	—	—
	1,500	—	17.25	5/29/2011	—	—
	1,500	—	13.31	5/26/2010	—	—

Michael M. Quick	—	25,000	$21.82	2/27/2018	3,000	$47,730
	—	25,000	24.26	2/28/2017	2,000	31,820
	—	10,720	24.34	1/18/2016	303	4,821
	3,400	—	24.95	3/1/2015	—	—
	3,400	—	25.14	1/21/2014	—	—
	10,200	—	22.42	5/21/2013	—	—
	5,000	—	23.87	5/29/2012	—	—
	6,750	—	17.25	5/29/2011	—	—

(1)	Option awards vest as follows:
a.	Grants with expiration dates of May 26, 2010; May 29, 2011; May 29, 2012; May 21, 2013; January 21, 2014; and March 1, 2015 are fully vested.

b.	All other grants vest one-third on the third anniversary of the date of grant, one-third on the fourth anniversary of the date of grant, and one-third on the fifth anniversary of the date of grant.

All Option Awards have a term of 10 years.

(2)	The stock awards were issued on January 18, 2006; February 28, 2007; and February 27, 2008. The restricted stock awards vest one-third on the first anniversary of the date of award, one-third on the second anniversary of the date of award, and one-third on the third anniversary of the date of award. Dividends are paid during the restricted period on all restricted shares.

Option Exercises and Stock Vested

The following table sets forth options and other derivative security exercises by, and stock awards vested to, our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2008:

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William J. Reuter	2,758	$55,028
Drew K. Hostetter	1,303	26,276
Eddie L. Dunklebarger	—	—
Bernard A. Francis, Jr.	113	1,841
Michael M. Quick	1,303	26,276

(1)	Represents one-third of restricted share awards granted January 18, 2006, which vested on January 18, 2008. The remaining one-third will vest on January 18, 2009. It also represents one-third of restricted share awards granted February 28, 2007, which vested on February 28, 2008. The remaining shares will vest one-third on February 28, 2009 and one-third on February 28, 2010.

The following table sets forth stock options exercised by, our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2008:

	Option Exercises
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
William J. Reuter	—	—
Drew K. Hostetter	—	—
Eddie L. Dunklebarger(1)	4,185	$19,502
	7,380	24,649
	39	130
Bernard A. Francis, Jr.	—	—
Michael M. Quick	—	—

(1)	Mr. Dunklebarger was granted non-qualified and incentive stock options under Community Banks, Inc. stock option plans that were converted into Susquehanna stock options in connection with our acquisition of Community Banks, Inc.

Pension Benefits

The following table sets forth pension or other benefits providing for payment at, following or in connection with retirement granted or accrued to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2008:

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
William J. Reuter	Cash Balance SERP	36 36	$450,116 1,284,944	— —
Drew K. Hostetter	Cash Balance SERP	14 14	166,660 81,788	— —
Eddie L. Dunklebarger	Cash Balance SERP	1 1	12,353 107,711	— —
	Salary Continuation Agreement	N/A	1,461,906	—
Bernard A. Francis, Jr.	Cash Balance SERP	9 9	128,311 167,912	— —
Michael M. Quick	Cash Balance SERP	12 12	179,813 42,364	— —

(1)	The Cash Balance Pension Plan, the Supplemental Executive Retirement Plan, and the Salary Continuation Agreement are described above in the “Compensation Discussion and Analysis” section.
(2)	In addition to the years of credited service reported, Mr. Francis is credited with years of service for plan eligibility purposes earned prior to the date at which he became eligible to accrue benefits under the plans. Mr. Francis’ total years of eligibility service at December 31, 2008 is 17 years.
(3)	Present value of benefits for the Cash Balance Plan and SERP determined using a discount rate of 5.75%, the plan’s normal retirement age of 65, and the RP-2000 Combined Healthy Life Mortality Table for males. For Mr. Dunklebarger’s Salary Continuation Agreement, a discount rate of 5.75% and the normal retirement age of 62 is used. No mortality is considered in valuing benefits under the Salary Continuation Agreement.

Non-qualified Deferred Compensation

The following table sets forth information with regard to defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax qualified by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2008:

Name	Executive Contribution in Last Fiscal Year	Contributions by Susquehanna in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(2)
William J. Reuter	$37,115	—	$-152,026.53	—	$221,093
Drew K. Hostetter	114,469	—	-233,214.82	—	1,013,011
Eddie L. Dunklebarger	250,000	—	-283,792.10	—	438,492
Bernard A. Francis, Jr.(3)	—	—	7,285.00	$340,785	343,836
Michael M. Quick	33,641	—	-65,499.00	26,393	124,490

(1)	Participants in our Executive Deferred Income Plan are permitted to choose how their account balances are deemed invested from among a variety of investment alternatives designated by us. The amounts listed in this column reflect actual earnings on the investment alternatives selected by each executive.
(2)	The amounts listed in this column are all attributable to executive contributions and represent deferrals of salary and bonuses earned previously and disclosed in prior proxy statements (or, in the case of 2006, 2007 and 2008 contributions, disclosed in the Summary Compensation Table above). No portion of these amounts is attributable to our contributions.

(3)	Participation in and contributions to this plan are voluntary. Mr. Francis opted not to participate in the plan in 2008.

Equity Compensation Plan Information

The following table sets forth information regarding our 2005 Equity Compensation Plan and 1996 Equity Compensation Plan, our only compensation plans under which equity securities are authorized for issuance, as of December 31, 2008:

Plan category(1)	Number of securities to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders:
2005 Equity Compensation Plan	1,455,852	$23.15	530,353
1996 Equity Compensation Plan	923,697	$21.28	0
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	The table does not include information for equity compensation plans assumed in mergers. As of December 31, 2008, the only such equity compensation plans remaining were the stock purchase options of Community Banks, Inc. (collectively, the “Community Option Plans”). A total of 20,850 shares of common stock were issuable upon exercise of options granted under the Community Option Plans. The weighted-average exercise price of all options outstanding under the Community Option Plans at December 31, 2008, was $18.28. We cannot grant additional awards under these assumed plans.

Potential Payments upon Termination or Change in Control

The following tables reflect the amount of compensation payable to each of the named executive officers upon: (i) an involuntary termination with “cause”; (ii) a voluntary resignation; (iii) a termination due to death; (iv) a termination due to disability; (v) retirement; (vi) a non-renewal of the employment term (applicable only as to Mr. Francis); (vii) an involuntary termination without “cause”; (viii) a resignation due to an “adverse change”; (ix) a voluntary termination without “cause” or resignation due to an “adverse change” following a change in control; and (x) a change in control with or without any termination of employment. The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time the events described above actually occur.

As a condition of entering into the CPP and as a requirement of the Treasury’s investment in Susquehanna pursuant to the CPP, we adopted certain standards for executive compensation and corporate governance as set forth in Section 111(b) of the Emergency Economic Stabilization Act of 2008 as amended by the American Recovery and Reinvestment Act of 2009 and pursuant to guidance issued by the Treasury. To comply with our new compensation requirements, each of our named executive officers entered into a letter agreement on December 12, 2008 (the “Letter Agreement”) in which they agreed to amend their compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) as set forth below:

•

as long as the Treasury holds an equity or debt position in Susquehanna pursuant to the CPP (“Investment Period”), we shall not make any golden parachute payments to our named executive officers and any of the next five most highly compensated employees. A “golden parachute payment” is any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued;

•

any bonus or incentive compensation paid to our named executive officers and the next twenty most highly compensated employees during the Investment Period is subject to recovery or “clawback” by Susquehanna if the payments were based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate;

•

to the extent any annual review as set forth under the “Risk Assessment” section of the “Compensation Discussion and Analysis” require revisions to the named executive officers Benefit Plans, each named executive officer has agreed that we are permitted to make any changes necessary and appropriate to comply with the requirements of the CPP;

•

each named executive officer executed a waiver in which they waived any claims against the Treasury and Susquehanna for any changes to their compensation or benefits as required to comply with regulations issued under the CPP and acknowledging that the CPP may require further modification during the Investment Period.

The requirements set forth in the Letter Agreement only apply during the Investment Period. For purposes of the following tables, we have noted the extent to which the Letter Agreement may affect the potential payments upon termination or change in control if such events were to happen during the Investment Period.

William J. Reuter, Drew K. Hostetter and Michael M. Quick

Termination Without Cause or Resignation Due to an Adverse Change. Under the terms of their respective employment agreements, the executives may be terminated by us without “Cause” or resign due to an “Adverse Change.”

The executive’s employment may be terminated by us with “Cause” upon occurrence of any of the following: (i) the executive’s personal dishonesty; (ii) the executive’s incompetence or willful misconduct; (iii) a breach by the executive of fiduciary duty involving personal profit; (iv) the executive’s intentional failure to perform stated duties; (v) the executive’s willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (vi) the issuance of a final cease-and-desist order by a state or federal agency to the extent such cease-and-desist order requires the executive’s termination; or (vii) a material breach by the executive of any provision of his employment agreement.

The executive may terminate his employment due to an “Adverse Change” upon the occurrence of any of the following: (i) a significant change in the nature or scope of the executive’s duties or a material reduction in the executive’s authority, status or responsibility; (ii) an increase by more than 20% of the time required to be spent by the executive 60 miles or more beyond our geographic market area without the executive’s consent; (iii) a material reduction in the executive’s base compensation; (iv) any other material and willful breach by us of any other provision of the executive’s employment agreement; or (v) delivery of notice of our intent not to renew the executive’s employment agreement. However, none of the above events or conditions shall constitute an Adverse Change unless: (i) the executive provides us with a written objection to the event or condition within 60 days following the occurrence of the event or condition; (ii) we do not reverse or otherwise cure the event or condition within 30 days of receiving the written objection; and (iii) the executive actually resigns within 60 days following the expiration of the 30-day cure period.

Upon a termination of employment without Cause or due to an Adverse Change, each executive will be entitled to the payments and/or benefits described below:

•	payment of all accrued and unpaid base salary through the date of termination;

•	payment for all accrued but unused vacation days;

•	payment of any bonus payable for the period ending prior to termination of employment;

•	bi-weekly payments for a period of one year in the case of Messrs. Hostetter and Quick, or two years in the case of Mr. Reuter, following termination of employment (in each case, such time period is hereinafter referred to as the “Severance Period”) equal to 1/26 of the “Average Annual Compensation,” defined as the average of the base compensation and annual bonuses received by the executive with respect to the three most recently completed calendar years;

•	the benefit accrued under all defined benefit pension plans had the executive remained employed for the Severance Period; and

•	continued coverage and participation in our group term life insurance, disability insurance, accidental death and dismemberment insurance, and health insurance for the Severance Period.

Mr. Reuter is bound by certain non-competition and non-solicitation covenants which extend for a period of two years following termination of employment. Messrs. Hostetter and Quick are bound by substantially similar covenants for a period of one year following termination of employment.

Death, Disability or Retirement. In the event of the executive’s termination of employment due to death, disability or retirement, any unvested stock options or restricted stock shall immediately vest. In addition, in the event of the executive’s termination of employment due to retirement, the executive may exercise his stock options any time during the remaining term of the option, regardless of employment status.

Termination Following a Change in Control. In the event the executive’s employment is terminated without Cause or due to an Adverse Change following a Change in Control, the executive will be entitled to receive the same benefits described above under “Termination Without Cause or Resignation due to an Adverse Change,” except that in the case of Mr. Reuter, the Severance Period will be extended from two years to five years, and in the case of Messrs. Hostetter and Quick, the Severance Period will be extended from one year to three years.

In addition to the benefits described above, the executives will be entitled to the following:

•

an additional fully vested benefit under our Supplemental Executive Retirement Plan (“SERP”) equal to the difference between (A) the benefit that the executive would have accrued under all of our defined benefit pension plans, assuming (i) the executive remained continuously employed by us until the fifth anniversary, in the case of Mr. Reuter, or the third anniversary, in the case of Messrs. Hostetter and Quick, of the Change in Control, (ii) the executive’s compensation increased at a rate of 4% per year, and (iii) the terms of all such pension plans remained identical to those in effect immediately prior to the change in control; and (B) the actual benefit due to the executive under all of our defined benefit plans immediately prior to the Change in Control.

In order to receive any severance or termination payments or benefits described above, each executive is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

In the event that it is determined that any payment by us to or for the benefit of the executive would be a so-called “golden parachute payment” and, therefore, result in the imposition on the executive of an excise tax under Section 4999 of the Code, the executive shall receive a payment sufficient to place the executive in the same after-tax position as if no excise tax had been applicable (“Parachute Gross-Up Payment”). However, if the imposition of the excise tax could be avoided by the reduction of payments due to the executive by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply, and no Parachute Gross-Up Payment will be made.

As long as the Treasury holds an equity or debt position in Susquehanna pursuant to the CPP, we shall not make any golden parachute payments to our named executive officers and any of the next five most highly compensated employees. A “golden parachute payment” is any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued.

In addition, upon a Change in Control, any incentive awards applicable to incentive program cycles in effect at the time of the Change in Control will become payable at target levels, without regard to whether the executive remains employed by us and without regard to performance during the remainder of those incentive program cycles.

The “Change in Control” provisions of the executive’s employment agreements will be triggered upon the first to occur of any of the following:

•	any person becoming a beneficial owner of 25% or more of either the then outstanding shares of our stock or the combined voting power of our outstanding securities;

•

if, during any 24-month period, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board;

•

the merger or consolidation of us with another corporation other than (A) a merger or consolidation which results in our voting securities outstanding immediately prior to such transaction continuing to represent at least 60% of the voting power of the voting securities of the surviving corporation, or (B) a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no person becomes a beneficial owner of our securities representing 40% or more of either the then outstanding shares of our stock or the combined voting power of our outstanding securities; or

•	a liquidation, dissolution or sale of substantially all of our assets.

Upon a Change in Control, the length of the restricted covenant period described above will be extended from two years to five years in the case of Mr. Reuter and from one year to three years in the case of Messrs. Hostetter and Quick.

Assuming one of the following events occurred on December 31, 2008, Mr. Reuter’s payments and benefits have an estimated value of:

	Salary Continu- ation		Supple- mental Executive Retirement Plan Benefit		Payment Under Executive Life Insurance Program		Payments Under Executive Supplem- ental LTD Program		Welfare Benefit Continu- ation		Payment of 2008 Target Cash Incentive Award		Value of Options Subject to Acceler- ation(1)		Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$1,284,944	(3)	—		—		—		—		—			—
Voluntary Resignation (without Adverse Change)	—		1,284,944	(3)	—		—		—		—		—			—
Death	—		1,284,944	(3)	$1,436,616	(4)	—		—		—		—		$171,176	—
Disability	—		1,284,944	(3)	—		$636,187	(5)	—		—		—		171,176	—
Retirement	—		1,284,944	(3)	—		—		—		—		—		171,176	—
Without Cause or due to Adverse Change	$1,531,616	(6)	1,424,502	(7)	—		—		$49,464	(8)	—		—			—
Without Cause or due to Adverse Change after a Change in Control	3,829,040	(9)	1,808,536	(10)	—		—		123,635	(11)	—		—			—	(12)
Change in Control (with or without termination)	—		—		—		—		—		—	(13)	—	(13)	171,176	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 126,800 shares of common stock, based on the difference between the exercise price of the options and $15.91, the closing price of our common stock on December 31, 2008. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 10,759 shares of common stock, based on $15.91, the closing price of our common stock on December 31, 2008.
(3)	This amount represents the present value of Mr. Reuter’s accrued SERP benefit as of December 31, 2008.
(4)	This amount represents the death benefit payable to Mr. Reuter under our Executive Life Insurance Program calculated as follows: (i) twice his current base salary, such amount being $1,484,616, reduced by (ii) the death benefit payable to Mr. Reuter under the life insurance program generally available to all of our employees, such amount being $50,000.
(5)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Reuter under our Executive Supplemental LTD Program in the event of his termination due to disability on December 31, 2008.
(6)	This amount is equal to two times the average of the base compensation and annual bonuses received by Mr. Reuter with respect to the three most recently completed calendar years (i.e., the years 2006–2008).
(7)	This amount represents the sum of: (i) the present value of Mr. Reuter’s accrued SERP benefit as of December 31, 2008 including two additional years of service, such amount being $1,381,474; plus (ii) the present value of the benefit enhancement Mr. Reuter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $43,028.
(8)	This amount represents our portion of the premium payments for 24 months of health, life, accidental death and dismemberment, and disability coverage.

(9)	This amount is equal to five times the average of the base compensation and annual bonuses received by Mr. Reuter with respect to the three most recently completed calendar years (i.e., the years 2006–2008).
(10)	This amount represents the sum of: (i) the present value of Mr. Reuter’s accrued SERP benefit as of December 31, 2008 including five additional years of service and assuming that his annual compensation had increased at a rate of 4% per year, such amount being $1,701,208; plus (ii) the present value of the benefit enhancement Mr. Reuter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $107,328.
(11)	This amount represents our portion of the premium payments for 60 months of health, life, accidental death and dismemberment, and disability coverage.
(12)	Our parachute gross-up analysis includes an assumption that Mr. Reuter’s non-compete commitments have a fair market value equal to $2,400,000, an amount determined by an independent appraisal in 2004. While we have not commissioned an updated appraisal since that time, we believe that in light of our growth and the growth of Mr. Reuter’s responsibilities and experience, an updated appraisal would yield an equal or greater value for those non-compete commitments. As long as the Treasury holds an equity or debt position in Susquehanna pursuant to the CPP, we shall not make any golden parachute payments to our named executive officers and any of the next five most highly compensated employees. A “golden parachute payment” is any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued.
(13)	The Compensation Committee and the Board of Directors approved the elimination of the cash component of the Susquehanna Incentive Plan for all participants during the fiscal year ending December 31, 2008. This decision was based upon the determination that, given the current market conditions for the financial services industry, an incentive plan with cash payments earned for performance during 2008 was not prudent. Therefore, Mr. Reuter was not entitled to receive cash incentive awards as of December 31, 2008.

Assuming one of the following events occurred on December 31, 2008, Mr. Hostetter’s payments and benefits have an estimated value of:

	Salary Continu- ation		Supple- mental Executive Retirement Plan Benefit		Payment Under Executive Life Insurance Program		Payments Under Executive Supplem- ental LTD Program		Welfare Benefit Continu- ation		Payment of 2008 Target Cash Incentive Award		Value of Options Subject to Acceler- ation(1)		Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$81,788	(3)	—		—		—		—		—			—
Resignation (without Adverse Change)	—		81,788	(3)	—		—		—		—		—			—
Death	—		81,788	(3)	$713,130	(4)	—		—		—		—		$84,371	—
Disability	—		81,788	(3)	—		$617,947	(5)	—		—		—		84,371	—
Retirement	—		81,788	(3)	—		—		—		—		—		84,371	—
Without Cause or due to Adverse Change	$389,477	(6)	104,860	(7)	—		—		$10,296	(8)	—		—			—
Without Cause or due to Adverse Change after a Change in Control	1,168,431	(9)	158,232	(10)	—		—		30,888	(11)	—		—			—	(12)
Change in Control (with or without termination)	—		—		—		—		—		—	(13)	—	(13)	84,371	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 60,720 shares of common stock, based on the difference between the exercise price of the options and $15.91, the closing price of our common stock on December 31, 2008. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 5,303 shares of common stock, based on $15.91, the closing price of our common stock on December 31, 2008.
(3)	This amount represents the present value of Mr. Hostetter’s accrued SERP benefit as of December 31, 2008.
(4)	This amount represents the death benefit payable to Mr. Hostetter under our Executive Life Insurance Program calculated as follows: (i) twice his current base salary, such amount being $763,130, reduced by (ii) the death benefit payable to Mr. Hostetter under the life insurance program generally available to all of our employees, such amount being $50,000.
(5)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Hostetter under our Executive Supplemental LTD Program in the event of his termination due to disability on December 31, 2008.
(6)	This amount is equal to one times the average of the base compensation and annual bonuses received by Mr. Hostetter with respect to the three most recently completed calendar years (i.e., the years 2006–2008).
(7)	This amount represents the sum of: (i) the present value of Mr. Hostetter’s accrued SERP benefit as of December 31, 2008 including one additional year of service, such amount being $90,352; plus (ii) the present value of the benefit enhancement Mr. Hostetter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $14,508.
(8)	This amount represents our portion for the premium payments for 12 months of health, life, accidental death and dismemberment, and disability coverage.
(9)	This amount is equal to three times the average of the base compensation and annual bonuses received by Mr. Hostetter with respect to the three most recently completed calendar years (i.e., the years 2006–2008).
(10)	This amount represents the sum of: (i) the present value of Mr. Hostetter’s accrued SERP benefit as of December 31, 2008 including three additional years of service and assuming that his annual compensation had increased at a rate of 4% per year, such amount being $111,022; plus (ii) the present value of the benefit enhancement Mr. Hostetter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $47,210.
(11)	This amount represents our portion of the premium payments for 36 months of health, life, accidental death and dismemberment, and disability coverage.
(12)

Our parachute gross-up analysis includes an assumption that Mr. Hostetter’s non-compete commitments have a fair market value equal to $900,000, an amount determined by an independent appraisal in 2004. While we have not commissioned an updated appraisal since that time, we believe that in light of our growth and the growth of Mr. Hostetter’s responsibilities and experience, an updated appraisal would yield an equal or greater value for those non-compete commitments. As long as the Treasury holds an equity or debt position in Susquehanna pursuant to the CPP, we shall not make any golden parachute payments to our named executive officers and any of thenext five most highly compensated employees. A “golden parachute payment” is any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued.

(13)	The Compensation Committee and the Board of Directors approved the elimination of the cash component of the Susquehanna Incentive Plan for all participants during the fiscal year ending December 31, 2008. This decision was based upon the determination that, given the current market conditions for the financial services industry, an incentive plan with cash payments earned for performance during 2008 was not prudent. Therefore, Mr. Hostetter was not entitled to receive cash incentive awards as of December 31, 2008.

Assuming one of the following events occurred on December 31, 2008, Mr. Quick’s payments and benefits would have the estimated values reflected in the table below.

	Salary Continu- ation		Supple- mental Executive Retirement Plan Benefit		Payment Under Executive Life Insurance Program		Payments Under Executive Supplem- ental LTD Program		Welfare Benefit Continu- ation		Payment of 2008 Target Cash Incentive Award		Value of Options Subject to Acceler- ation(1)		Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$42,364	(3)	—		—		—		—		—			—
Resignation (without Adverse Change)	—		42,364	(3)	—		—		—		—		—			—
Death	—		42,364	(3)	$622,824	(4)	—		—		—		—		$84,371	—
Disability	—		42,364	(3)	—		—	(5)	—		—		—		84,371	—
Retirement	—		42,364	(3)	—		—		—		—		—		84,371	—
Without Cause or due to Adverse Change	$338,129	(6)	67,112	(7)	—		—		$11,640	(8)	—		—			—
Without Cause or due to Adverse Change after a Change in Control	1,014,386	(9)	118,459	(10)	—		—		34,920	(11)	—		—			—	(12)
Change in Control (with or without termination)	—		—		—		—		—		—	(13)	—	(13)	84,371	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 60,720 shares of common stock, based on the difference between the exercise price of the options and $15.91, the closing price of our common stock on December 31, 2008. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 5,303 shares of common stock, based on $15.91, the closing price of our common stock on December 31, 2008.
(3)	This amount represents the present value of Mr. Quick’s accrued SERP benefit as of December 31, 2008.
(4)	This amount represents the death benefit payable to Mr. Quick under our Executive Life Insurance Program calculated as follows: (i) twice his current base salary, such amount being $672,824, reduced by (ii) the death benefit payable to Mr. Quick under the life insurance program generally available to all of our employees, such amount being $50,000.
(5)	Mr. Quick does participate in our Executive Supplemental LTD Program as of December 31, 2008.
(6)	This amount is equal to one times the average of the base compensation and annual bonuses received by Mr. Quick with respect to the three most recently completed calendar years (i.e., the years 2006–2008).
(7)	This amount represents the sum of: (i) the present value of Mr. Quick’s accrued SERP benefit as of December 31, 2008 including one additional year of service, such amount being $49,180; plus (ii) the present value of the benefit enhancement Mr. Quick would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $17,932.
(8)	This amount represents our portion of the premium payments for 12 months of health, life, accidental death and dismemberment, and disability coverage.
(9)	This amount is equal to three times the average of the base compensation and annual bonuses received by Mr. Quick with respect to the three most recently completed calendar years (i.e., the years 2006–2008).
(10)	This amount represents the sum of: (i) the present value of Mr. Quick’s accrued SERP benefit as of December 31, 2008 including three additional years of service and assuming that his annual compensation had increased at a rate of 4% per year, such amount being $65,158; plus (ii) the present value of the benefit enhancement Mr. Quick would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $53,301.
(11)	This amount represents our portion of the premium payments for 36 months of health, life, accidental death and dismemberment, and disability coverage.
(12)	Our parachute gross-up analysis includes an assumption that Mr. Quick’s non-compete commitments have a fair market value equal to $900,000, an amount determined by an independent appraisal in 2004. While we have not commissioned an updated appraisal since that time, we believe that in light of our growth and the growth of Mr. Quick’s responsibilities and experience, an updated appraisal would yield an equal or greater value for those non-compete commitments. As long as the Treasury holds an equity or debt position in Susquehanna pursuant to the CPP, we shall not make any golden parachute payments to our named executive officers and any of thenext five most highly compensated employees. A “golden parachute payment” is any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued.
(13)	The Compensation Committee and the Board of Directors approved the elimination of the cash component of the Susquehanna Incentive Plan for all participants during the fiscal year ending December 31, 2008. This decision was based upon the determination that, given the current market conditions for the financial services industry, an incentive plan with cash payments earned for performance during 2008 was not prudent. Therefore, Mr. Quick was not entitled to receive cash incentive awards as of December 31, 2008.

Eddie L. Dunklebarger

Termination Without Cause or Resignation Due to an Adverse Change. Mr. Dunklebarger’s employment may be terminated by us at any time without Cause or he may resign due to an Adverse Change, each defined substantially as described above with respect to Messrs. Reuter, Hostetter and Quick. Under either circumstance, Mr. Dunklebarger will be entitled to receive the following payments and/or benefits:

•	a $169,000 holdback payment related to Mr. Dunklebarger’s agreement to be bound by the restrictive covenants in his employment agreement;

•

bi-weekly compensation continuation payments for a period equal to the remainder of the term of employment in effect at the time of termination, equal to 1/26 of the “Base Salary,” currently defined as $500,000;

•

if applicable, the benefit accrued under all defined benefit plans, taking into account the $169,000 holdback payment as compensation for purposes of the applicable plan and increasing his years of benefit service under the applicable plan by one year;

•

continued coverage under our applicable health plan for Mr. Dunklebarger, his spouse and eligible dependents for a period of 18 months following termination of employment, subject to the requirement that Mr. Dunklebarger remit the employee portion of the premium cost associated with the coverage;

•

a lump-sum payment in an amount equal to 100% of the premium costs of COBRA continuation coverage for Mr. Dunklebarger, his spouse and eligible dependents, for a period commencing on the first day after the 18-month period and continuing until his attainment of age 65 (or the date Mr. Dunklebarger would have attained age 65 if he dies prior), at the COBRA rate in effect as of the expiration of the 18-month period and assuming a 10% increase in the amount of such COBRA coverage for the period (for purposes of this payment, dependents will only be taken into account until the earlier of the date they cease to be a dependent or Mr. Dunklebarger’s attainment of age 65);

•	a lump sum payment in an amount equal to 150% of our actual premium cost of providing group term life insurance coverage to Mr. Dunklebarger for the three-year period following the termination; and

•	payment for all accrued but unused vacation days.

Mr. Dunklebarger is bound by certain non-competition and non-solicitation covenants which extend for a period of three years following termination of employment.

Death, Disability, Retirement or Cause. In the event Mr. Dunklebarger terminates employment due to death, disability, retirement, or Cause, he shall receive payment for his accrued and unpaid Base Salary through the date of the termination and, except in the case of his death, the continued health plan and COBRA coverage described above. In addition, except in the event of termination for Cause, we shall pay Mr. Dunklebarger the $169,000 holdback payment.

Termination Following a Change in Control. In the event Mr. Dunklebarger’s employment is terminated without Cause or due to an Adverse Change following a Change in Control, in addition to the benefits described above, Mr. Dunklebarger will be entitled to the following:

•

payment of an amount equal to three times his Average Annual Compensation (defined substantially as described above with respect to Messrs. Reuter, Hostetter and Quick), payable in regular payroll installments over the three-year period following his termination; and

•

an additional benefit under the SERP defined substantially as described above with respect to Messrs. Hostetter and Quick assuming Mr. Dunklebarger remained continuously employed by us until the third anniversary of the Change in Control.

In order to receive any severance or termination payments or benefits described above, Mr. Dunklebarger is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Mr. Dunklebarger, as applicable, shall receive a Parachute Gross-Up Payment which shall be defined substantially as described above with respect to Messrs. Reuter, Hostetter and Quick. In addition, upon a Change in Control, any incentive awards applicable to incentive program cycles in effect at the time of the Change in Control will become fully vested and payable at target levels, without regard to whether Mr. Dunklebarger remains employed by us and without regard to performance during the remainder of those incentive program cycles. However, as long as the Treasury holds an equity or debt position in Susquehanna pursuant to the CPP, we shall not make any golden parachute payments to our named executive officers and any of the next five most highly compensated employees. A “golden parachute payment” is any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued.

The “Change in Control” provisions of Mr. Dunklebarger’s employment agreements will be triggered upon the same events as described above with respect to Messrs. Reuter, Hostetter and Quick.

Salary Continuation Agreement

The Salary Continuation Agreement provides a supplemental retirement benefit to Mr. Dunklebarger as described in the section “Salary Continuation and Survivor Income Arrangements with Eddie Dunklebarger.”

As a result of the merger with Community Banks, Inc., a Change in Control occurred under the Salary Continuation Agreement and Mr. Dunklebarger is entitled to the full annual retirement benefit of $180,000, paid in consecutive equal monthly installments on the first day of each month beginning with the month following the month Mr. Dunklebarger reaches age 62 and continuing for a total period of 20 years. In the event Mr. Dunklebarger dies while employed with us, he will be entitled to have the full annual retirement benefit paid to his beneficiary in consecutive equal monthly installments for a total period of 20 years. In the event Mr. Dunklebarger dies after we have begun to make payments under the Salary Continuation Agreement, his beneficiary will receive the remaining benefits at the same time and in the same manner as they would have been paid had Mr. Dunklebarger survived.

If Mr. Dunklebarger dies after termination of employment but prior to the commencement of benefit payments, the beneficiary will receive benefit payments in the same amount and in the same manner as they would have been paid had Mr. Dunklebarger survived. In the event we terminate Mr. Dunklebarger for cause he will receive no benefits under the Salary Continuation Agreement.

Survivor Income Agreement

The Survivor Income Agreement provides a death benefit to Mr. Dunklebarger’s beneficiary as described in the section “Salary Continuation and Survivor Income Arrangements with Eddie Dunklebarger.”

As a result of the merger with Community Banks, Inc., a Change in Control occurred, and therefore, pursuant to the terms of the Survivor Income Agreement, we have agreed to maintain the Salary Continuation Agreement. If Mr. Dunklebarger voluntarily terminates his employment after reaching age 65 and completion of 10 years of service, or terminates his employment due to a Change in Control, the Survivor Income Agreement will automatically convert to a split-dollar insurance agreement, unless Mr. Dunklebarger elects otherwise, in which case Mr. Dunklebarger and his beneficiary will retain the rights to the proceeds of the policy as described in the section “Salary Continuation and Survivor Income Arrangements with Eddie Dunklebarger.”

Assuming one of the following events occurred on December 31, 2008, Mr. Dunklebarger’s payments and benefits have an estimated value of:

	Severance/ Salary Continuation		Salary Continuation Agreement(1)	Survivor Income Agreement(2)	Group Term Life Insurance Payment		Supple- mental Executive Retirement Plan Benefit(3)		Welfare Benefit Continuation		Value of Options Subject to Accele- ration(4)	Value of Restricted Stock Subject to Accele- ration(5)	Parachute Gross-up Payment(6)
For Cause	—		—	—	—		$107,711	(3)	—		—	—	—
Resignation (without Adverse Change)	$169,000	(7)	$1,461,906	—	—		107,711	(3)	—		—	—	—
Death	169,000	(7)	1,461,906	$433,104	—		107,711	(3)	—		—	—	—
Disability	169,000	(7)	1,461,906	—	—		107,711	(3)	—		—	—	—
Retirement	169,000	(7)	1,461,906	—	—		107,711	(3)	—		—	—	—
Without Cause or due to Adverse Change	669,000	(8)	1,461,906	—	$5,054	(9)	141,930	(10)	$239,084	(11)	—	—	—
Without Cause or due to Adverse Change after a Change in Control	1,669,000	(12)	1,461,906	—	5,054	(9)	191,097	(13)	239,084	(11)	—	—	—
Change in Control (with or without termination)	169,000	(7)	1,461,906	—	—		—		—		—	—	—

(1)	Mr. Dunklebarger is entitled to this full annual retirement benefit of $180,000 paid in consecutive equal monthly installments on the first day of each month beginning with the month following the month Mr. Dunklebarger reaches age 62 and continuing for a total period of 20 years. This amount represents the present value of Mr. Dunklebarger’s full annual retirement benefits using a discount rate of 6%.
(2)	This amount is the value of the benefits as of December 31, 2008 under the Survivor Income Agreement that we assumed in connection with the merger with Community Banks, Inc.
(3)	This amount represents the present value of Mr. Dunklebarger’s accrued SERP benefit as of December 31, 2008.
(4)	This amount represents the value of unvested stock options to purchase an aggregate of 25,000 shares of common stock, based on the difference between the exercise price of the options and $15.91, the closing price of our common stock on December 31, 2008. The actual value realized will vary depending on the date the options are exercised.
(5)	Mr. Dunklebarger owns no restricted shares of common stock as of December 31, 2008.
(6)	Our parachute gross-up analysis does not include an assumption of value for Mr. Dunklebarger’s non-compete commitments because as of December 31, 2008 no independent appraisal has been conducted. As long as the Treasury holds an equity or debt position in Susquehanna pursuant to the CPP, we shall not make any golden parachute payments to our named executive officers and any of thenext five most highly compensated employees. A “golden parachute payment” is any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued.
(7)	This amount is the $169,000 holdback payment related to Mr. Dunklebarger’s agreement to be bound by the restrictive covenants in his employment agreement.
(8)	This amount is equal to the bi-weekly compensation continuation payments equal to 1/26 of Mr. Dunklebarger’s base salary, such amount being $500,000, plus the holdback payment in the amount of $169,000.
(9)	This amount represents an amount equal to 150% of our actual premium cost of providing group term life insurance coverage to Mr. Dunklebarger for a three-year period.
(10)	This amount represents the sum of: (i) the present value of Mr. Dunklebarger’s accrued SERP benefit as of December 31, 2008 including one additional year of service, such amount being $129,398; plus (ii) the present value of the benefit enhancement Mr. Dunklebarger would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $12,532.
(11)	This amount represents our portion of the premium payments for 18 months of health coverage for Mr. Dunklebarger, his spouse and his dependents, such amount being $22,752, plus a lump-sum payment in an amount equal to 100% of the premium costs for COBRA continuation coverage for a period commencing on the first day after the 18-month period and continuing until Mr. Dunklebarger reaches age 65, such amount being $216,332.
(12)	This amount is equal to three times Mr. Dunklebarger’s current salary, such amount being $1,500,000, plus the holdback payment in the amount of $169,000.
(13)	This amount represents the sum of: (i) the present value of Mr. Dunklebarger’s accrued SERP benefit as of December 31, 2008 including three additional years of service and assuming that his annual compensation had increased at a rate of 4% per year, such amount being $151,799; plus (ii) the present value of the benefit enhancement Mr. Dunklebarger would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $39,298.

Bernard A. Francis, Jr.

Termination Without Cause. Mr. Francis’s employment with us may be terminated by us at any time without Cause, which is defined substantially as described above with respect to the other executive officers. In such event, Mr. Francis shall be entitled to the following payments and/or benefits:

•

a lump-sum payment in an amount equal to Mr. Francis’s rate of “total compensation” (i.e., his base salary and annual bonus opportunity) in effect prior to any reduction which led to the termination, times the number of months otherwise remaining in the term of his employment agreement (Mr. Francis’s employment agreement contains an evergreen renewal provision that generally results in the remaining term of his employment agreement at any given time being at least 26 but not more than 38 months);

•	the pension benefits he would have accrued had he remained employed by us for the remainder of the term of his employment agreement; and

•

continued coverage and participation in our group term life insurance, disability insurance, accidental death and dismemberment insurance, and health insurance for the remainder of the term of his employment agreement.

Resignation (with Non-Compete Payments). In the event that Mr. Francis resigns his employment with us and we elect to make non-compete payments to Mr. Francis, then we shall make monthly payments to Mr. Francis for a period not to exceed 12 months following the date of his termination, with each monthly payment equal to 1/12 of Mr. Francis’s base salary and bonus for the 12-month period immediately prior to the date of his termination; provided, however, that the non-compete payments shall be reduced by any payments of salary, bonus or similar payments received by Mr. Francis from any new employment that relates to the time periods for which the non-compete payments are made. We may elect to stop making non-compete payments to Mr. Francis at any time during the 12-month period.

Disability. If Mr. Francis becomes and continues to be permanently disabled, then Mr. Francis shall be entitled to:

•	payment of base salary for a period of not less than six months following the commencement of such permanent disability;

•

continued coverage and participation in our group term life insurance, disability insurance, accidental death and dismemberment insurance, and health insurance for a period of not less than six months following the commencement of such permanent disability; and

•	accelerated vesting of unvested stock options and restricted stock.

Death or Retirement. In the event of Mr. Francis’s termination of employment due to death or retirement, any unvested stock options or restricted stock shall immediately vest. In addition, in the event of Mr. Francis’s termination of employment due to retirement, he may exercise his stock options any time during the full term of the option, regardless of employment status.

Non-Renewal. We may elect not to renew the term of Mr. Francis’s employment. In the event that we elect not to renew the term of Mr. Francis’s employment and, as a result, Mr. Francis elects to resign, then Mr. Francis may be required to continue to perform his duties under his employment agreement for a period of up to three months. Additionally, we may elect, at our discretion, to require Mr. Francis to remain reasonably available to us for advice and consultation, for up to an additional nine months. In the event that we request Mr. Francis to remain available for advice and consultation, he will be entitled to all salary, bonus and benefits he would otherwise be entitled to receive for a commensurate period (reduced by any amounts he earns from other employment during that period). In the absence of our election of the advice and consultation period, Mr. Francis will not be entitled to any further salary, bonus or benefits by virtue of his resignation.

Change in Control. Mr. Francis may elect to resign his employment with the company if, within the 12-month period following a Change in Control, there occurs an “Adverse Change” (defined substantially as described above with respect to the other executive officers) in his circumstances.

In the event Mr. Francis terminates his employment under such circumstances, then Mr. Francis will be entitled to receive the same payments as described above in connection with a Termination without Cause. In addition, we may elect to bind Mr. Francis to a non-compete restriction by making payments to him, on the same basis as described under the heading “Resignation (with Non-Compete Payments)” for a period not to exceed the then remaining term of his employment agreement.

A Change in Control shall be deemed to have occurred upon the happening of any one or more of the following occurrences if, prior thereto, such occurrence has not received the approval of a majority of the disinterested members of the Board of Directors of Valley Forge and/or the Board:

•	a liquidation, dissolution or sale of substantially all the assets of Valley Forge and/or our assets;

•

any person becoming a beneficial owner of securities of Valley Forge and/or our securities representing more than 20% of the common stock of Valley Forge and/or our common stock or the combined voting power of Valley Forge’s and/or our then outstanding securities;

•

at least a majority of the Board of Valley Forge and/or the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

•	Valley Forge and/or we merge or consolidate with another corporation, and is/are not the surviving corporation.

Non-Solicitation. Additionally, Mr. Francis is bound by a non-solicitation covenant for a period of two years following any termination of his employment.

Parachute Gross-Up Payment. Pursuant to the February 26, 2007 amendment to Mr. Francis’s employment agreement, Mr. Francis will be entitled to a Parachute Gross-Up Payment on the same terms as described above for the other executive officers. As long as the Treasury holds an equity or debt position in Susquehanna pursuant to the CPP, we shall not make any golden parachute payments to our named executive officers and any of thenext five most highly compensated employees. A “golden parachute payment” is any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued.

Assuming one of the following events occurred on December 31, 2008, Mr. Francis’ payments and benefits have an estimated value of:

	Severance/ Salary Continuation		Supplemental Executive Retirement Plan Benefit		Payment under Executive Life Insurance Program		Payments under Executive LTD Program		Welfare Benefit Continuation		Value of Options Subject to Acceleration(1)	Value of Restricted Stock Subject to Acceleration(2)	Parachute Gross-up Payment
For Cause	—		$167,912	(3)	—		—		—		—	—	—
Resignation	—	(4)	167,912	(3)	—		—		—		—	—	—
Death	—		167,912	(3)	$750,000	(5)	—		—		—	$1,814	—
Disability			167,912	(3)	—		$348,308	(6)	$14,472	(7)	—	1,814	—
Retirement	—		167,912	(3)	—		—		—		—	1,814	—
Non-Renewal	—	(8)	167,912	(3)	—		—		—	(9)	—	—	—
Without Cause	1,263,462	(10)	274,048	(11)	—		—		86,832	(12)	—	—	—
Without Cause after a Change in Control	1,263,462	(10)	274,048	(11)	—		—		86,832	(12)	—	—	—	(13)
Due to Adverse Change after a Change in Control	1,263,462	(14)(10)	274,048	(11)	—		—		86,832	(12)	—	—	—	(13)
Change in Control (with or without termination)	—		—		—		—		—		—	1,814	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 14,020 shares of common stock, based on the difference between the exercise price of the options and $15.91, the closing price of our common stock on December 31, 2008. The actual value realized will vary depending on the date the options are exercised.

(2)	This amount represents the value of unvested grants to receive an aggregate of 114 shares of common stock, based on $15.91, the closing price of our common stock on December 31, 2008.
(3)	This amount represents the present value of Mr. Francis’ accrued SERP benefit as of December 31, 2008.
(4)	Mr. Francis has no entitlement to severance or salary continuation under this circumstance, but, as described above, we may elect to purchase a non-compete commitment from him for a period not to exceed 12 months at a cost equal to his monthly total compensation of $47,596 (reduced by any amounts he earns from other employment during that month).
(5)	This amount represents the term life insurance proceeds payable upon the death of Mr. Francis under the life insurance policy provided by Valley Forge.
(6)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Francis under the supplemental long-term disability policy provided by Valley Forge in the event of his termination due to disability on December 31, 2008.
(7)	This amount represents our portion of the premium payments for 6 months of health, life, accidental death and dismemberment, and disability coverage.
(8)	Mr. Francis has no entitlement to severance or salary continuation under this circumstance, but, as described above, we may elect to require Mr. Francis to remain reasonably available to us to provide advice and consultation for a period not to exceed 9 months at a monthly cost equal to his total compensation of $35,096 (reduced by any amounts he earns from other employment during that month).
(9)	Mr. Francis has no entitlement to welfare benefit continuation under this circumstance; however, as described above, in the event we elect to require Mr. Francis to remain reasonably available to us to provide advice and consultation, Mr. Francis is entitled to continue to receive health, life, accidental death and dismemberment, and disability coverage for the advice and consultation period, at an estimated monthly cost to us of $2,412.
(10)	This amount is equal to three times Mr. Francis’ rate of base salary and annual bonus opportunity in effect prior to termination.
(11)	This amount represents the sum of: (i) the present value of Mr. Francis’s accrued SERP benefit as of December 31, 2008 including three additional years of service, such amount being $228,520; plus (ii) the present value of the benefit enhancement Mr. Francis would have accrued under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $35,096.
(12)	This amount represents our portion of the premium payments for 36 months of health, life, accidental death and dismemberment, and disability coverage.
(13)	This amount assumes that the fair market value of any non-compete commitment by Mr. Francis is at least equal to the sum of the payments made in exchange for that commitment under his employment agreement. This amount also gives effect to the February 26, 2007 amendment to Mr. Francis’s employment agreement, which provides that in the event the imposition of the excise tax under Section 4999 of the Code could be avoided by the reduction of payments due to Mr. Francis by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply and no Parachute Gross-up Payment will be made.
(14)	This amount represents $1,263,462 as a severance payment. In addition (and as described above), we may elect, in our discretion, to purchase a non-compete commitment from him at a monthly cost equal to his monthly total compensation of $35,096 (reduced by any amounts he earns from other employment during that month) for a period not to exceed 36 months.

For All Named Executive Officers

Effect of Change in Control on Unvested Equity Awards. For each named executive officer, the occurrence of a Change In Control (as defined in the applicable equity plans) will cause the vesting of all otherwise unvested options and restricted stock to accelerate fully.

Death or Disability. In addition to the individual entitlements described above, upon death, Messrs. Reuter, Hostetter and Quick would be entitled to benefits under our Executive Life Insurance Program. Mr. Francis would be entitled to benefits under a separate life insurance program provided to him by Valley Forge. Mr. Dunklebarger would be entitled to benefits under a separate term life insurance program. Additionally, upon disability, each of Messrs. Reuter, Hostetter and Francis would be entitled to benefits under our Supplemental LTD Program. Mr. Francis would be entitled to benefits under a separate disability program provided to him by Valley Forge. Mr. Dunklebarger would be entitled to benefits under his Survivor Income Agreement. Each of these programs is discussed more fully above in the “Compensation Discussion and Analysis” section.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of forms that we have received, and written representations from certain reporting persons that they were not required to file Form 5s relating to our stock, we believe that in 2008, all filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934 relating to our officers, directors and principal shareholders were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Policies Regarding Related Person Transactions

We have adopted a written statement of policy (the “Policy”) with respect to Related Person Transactions, which is administered by our Audit Committee. Under the Policy, a “Related Person Transaction” is any transaction between Susquehanna or any of our subsidiaries and a Related Person not including any transactions available to all employees generally, transactions related solely to executive compensation (which require approval by the Compensation Committee), transactions involving less than $5,000 when aggregated with all similar transactions, or transactions that have received pre-approval by the Audit Committee as described below. A “Related Person” is any of our executive officers, directors or director nominees, any shareholder owning in excess of five percent (5%) of our stock or any controlled affiliate of such shareholder, any immediate family member of any of our executive officers or directors, and any entity in which any of the foregoing has a substantial ownership interest or control.

Pursuant to the Policy, a Related Person Transaction may only be consummated or may only continue if:

•

the Audit Committee approves or ratifies such transaction in accordance with the Policy, and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or

•	the transaction is approved by the disinterested members of the Board; and

•	the transaction, if it involves compensation, is also approved by our Compensation Committee.

Transactions with Related Persons, though not classified as Related Person Transactions by the Policy and thus not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

Certain Types of Transactions Pre-Approved by the Audit Committee

We are a diversified financial institution that offers a variety of financial products to the public through our subsidiaries. Our Audit Committee has determined that offering such financial products to our Related Persons is beneficial and therefore has pre-approved the entrance by our subsidiaries into certain depository, loan, trust, lease, broker/dealer and investment advisory, insurance and risk management relationships with Related Person; provided that: (i) the terms and conditions of any transaction must be substantially similar to those made available to the general public or any of our other employees; and (ii) the transaction is one that the subsidiary would typically enter into as part of its ordinary business.

In addition to the pre-approval of transactions involving financial products we provide as part of our business, our Audit Committee also pre-approved: (i) any compensation, work-related reimbursement or benefits paid or provided to any of our employees or any of their affiliates who is a Related Person that is within our normal pay scale and which complies with our policies and procedures applicable to such compensation and benefits; (ii) any economic relationship between any of our directors (including his or her affiliated interests) and us or one of our subsidiaries that meets the de minimus exception set forth in Section IV.B.2 of our Code of Ethics; (iii) any legal representation provided by a law firm of which a member of our or an affiliate’s Board of Directors is a member or partner, provided (a) the legal representation is provided in connection with matters arising in the ordinary course of our subsidiary’s business; (b) the fees charged to us or our subsidiary do not exceed any fees that such law firm would charge to other similarly situated clients with which no member or partner of such law firm is affiliated; and (c) that without the prior approval of the Audit Committee, the total amount paid to such law firm by us or our subsidiaries does not exceed $120,000 per annum (which amount may be changed by resolution of the Audit Committee from time to time); and (iv) any contributions made to any charitable organizations, provided such contributions (a) are made in accordance with our policies and procedures regarding the same; and (b) do not exceed $100,000 per annum (which amount may be changed by resolution of the Audit Committee from time to time).

Though the foregoing types of transactions have been pre-approved by our Audit Committee and therefore may be entered into without review as set forth in the Policy, all transactions entered into with Related Persons are subject to disclosure if required by the applicable securities laws, rules and regulations.

Related Person Transactions for 2008

Certain of our directors and executive officers, including certain members of their immediate families and companies in which they are principal owners (more than 10%), entered into depository, trust, lease, broker/dealer and investment advisory, insurance and risk management services (“financial services arrangements”) with our subsidiaries. In accordance with our pre-approval policy described above, the terms and conditions of these transactions were substantially similar to those made available to the general public or any of our other employees, and were the types of transactions that our subsidiaries typically enter into as part of their ordinary business. At December 31, 2008, all of our directors and executive officers, either directly or indirectly, had one or more financial services arrangements with at least one of our subsidiaries.

Certain of our directors and executive officers, including certain members of their immediate families and companies in which they are principal owners (more than 10%), were also indebted to our banking subsidiaries. In accordance with our pre-approval policy, all of these transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2008, Messrs. Alter, DeSoto, Miller, Reuter, and Rose and Ms. Piersol either directly or indirectly each had outstanding loans (in excess of $120,000). The total aggregate amount outstanding for these loans as of December 31, 2008 was $33,201,672. Each of these loans is performing in accordance with its original terms.

Mr. Ulsh is a principal in the law firm of Mette, Evans & Woodside and such law firm received fees of $155,478 in 2008 for legal services from our affiliates.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the Annual Meeting, a vote will be taken on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2009. PricewaterhouseCoopers LLP has audited our financial statements since 1982.

The Audit Committee of the Board expects to appoint PricewaterhouseCoopers LLP as the independent auditors of Susquehanna and our subsidiaries for the year ending December 31, 2009. Although shareholder approval is not required, the Board desires to obtain shareholder ratification of this appointment. If the appointment is not ratified at the Annual Meeting, the Board will review its future selection of auditors. If the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Susquehanna and its shareholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

The affirmative vote of the holders of a majority of Susquehanna’s common stock present in person or represented by proxy at the Annual Meeting is necessary for ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

INDEPENDENT ACCOUNTANTS

We engaged PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the year ended December 31, 2008. We expect to engage PricewaterhouseCoopers LLP as our independent public accountants for the year 2009, subject to review and approval by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions from our shareholders.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Shareholder proposals for the 2010 Annual Meeting of Shareholders must be received by our Corporate Secretary no later than November 27, 2009 to be considered for inclusion in the proxy statement and form of proxy relating to the 2010 Annual Meeting.

ANNUAL REPORT ON FORM 10-K

Upon written request to our Corporate Secretary at the address set forth at the top of page 1, we will furnish, without charge to any shareholder whose proxy is solicited hereby, a copy of our Annual Report on Form 10-K to the Securities and Exchange Commission, including the financial statements and schedules thereto. You may access electronic copies of our Annual Report on the Internet by visiting our website at www.susquehanna.net, or by visiting the Securities and Exchange Commission’s home page on the Internet at www.sec.gov.

By Order of the Board of Directors,

Lisa M. Cavage
Secretary

ANNEX A

AMENDED AND RESTATED

SUSQUEHANNA BANCSHARES, INC.

2005 EQUITY COMPENSATION PLAN

The purpose of the Amended and Restated Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan (the “Plan”) is to provide (i) designated officers (including officers who are also directors) and other employees of Susquehanna Bancshares, Inc. (the “Company”) and its subsidiaries, and (ii) non-employee members of the board of directors of the Company (the “Board”), with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders and align the economic interests of the participants with those of the shareholders.

1.    Administration

The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors (the “Committee”), which shall consist of two or more persons appointed by the Board, all of whom shall be “disinterested persons” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and related Treasury regulations (the “Code”).

The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan,

The Committee may, in its discretion or in accordance with a directive from the Board, waive or amend any provisions of any Grant, provided such waiver or amendment is not inconsistent with the terms of this Plan as then in effect the Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be actions of the Committee.

The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.    Grants

Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents on restricted stock units (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the “Grant Instrument”). The Committee shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the

Committee shall be final and binding on the grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.    Shares Subject to the Plan

(a)    Subject to the adjustment specified below, the aggregate number of shares of the common stock of the Company, par value $2.00 per share (the “Company Stock”) that may be issued or transferred under the Plan is 3,500,000 shares of Company Stock; provided that no more than 1,000,000 shares of the foregoing 3,500,000 shares of Company Stock shall be used to grant restricted stock, restricted stock units and dividend equivalents on restricted stock units (so called “full value awards”) under the Plan. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 450,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent stock options or stock appreciation rights granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised or if and to the extent any restricted stock, restricted stock units or dividend equivalents on restricted stock units are forfeited or terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the option price of a stock option, and shares of Company Stock withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. To the extent that a Grant of restricted stock units or dividend equivalents on restricted stock units is designated in the Grant Instrument to be paid in cash and not in shares of Company Stock, such Grants shall not count against the share limits in this Subsection 3(a).

(b)    If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, a recapitalization, stock split, or combination or exchange of shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number. For purposes of this Section 3(b), “shares of Company Stock” and “shares” include referenced shares with respect to SARs. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, any adjustments to outstanding Grants shall be consistent with Sections 409A, 422 and 424 of the Code, to the extent applicable.

4.    Eligibility for Participation

All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”) shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options.

The Board shall select the Employees and Non-Employee Directors to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines. Employees and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including stock options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

5.    Granting of Stock Options

Employees or Non-Employee Directors shall be eligible to receive grants of stock options in accordance with this Section 5.

(a)    Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options.

(b)    Type of Stock Option and Price. The Committee may grant stock options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“Incentive Stock Options”) or stock options which are not intended to so qualify (“Nonqualified Stock Options”) or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the “Stock Options”), all in accordance with the terms and conditions set forth herein.

The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date such Stock Option is granted; provided that, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in Section 424 of the Code, unless the purchase price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant. An Incentive Stock Option shall only be granted to an Employee of the Company or any “subsidiary” within the meaning of Section 424(f) of the Code.

Fair Market Value of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(c)    Stock Option Term. The Committee shall determine the term of each Stock Option. The term of any Stock Option shall not exceed ten years from the date of grant; provided that an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in Section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d)    Exercisability of Stock Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined herein) in accordance with the provisions of Section 11. Unless otherwise determined by the Committee, the vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates as the Committee determines as specified in the Grant Instrument. Notwithstanding any other provision of the Plan, except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee of the Company or a parent or subsidiary of the Company, or a Non-Employee Director in the case of a Nonqualified Stock Option: (i) the Grantee’s normal retirement date, (ii) five years from the date of the Grant, (iii) the Grantee’s death or Disability (as defined herein), or (iv) the occurrence of a Change of Control of the Company; provided the Grantee is employed by, or providing services to the Company as of the date of the Change of Control.

(e)    Manner of Exercise. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a duly completed notice of exercise to the Secretary of the Company with accompanying payment of the option price in accordance with Subsection (h) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee (“Designated Broker”) in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender a notice of exercise, which has been properly executed by the Grantee and the aforementioned delivery instructions to any Designated Broker.

(f)    Termination of Employment or Service, Disability or Death.

(i)    Except as provided below, a Stock Option may only be exercised while the Grantee is employed by, or providing services to, the Company as an Employee or Non-Employee Director. In the event that a Grantee ceases to be employed by, or provide services to, the Company for any reason other than a Disability or death, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be employed by, or provide services to, the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the Stock Option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Company shall terminate as of such date.

(ii)    In the event the Grantee ceases to be employed by, or provide services to, the Company because the Grantee is Disabled, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to employed by, or provides services to, the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the Stock Option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee or Non-Employee Director shall terminate as of such date.

(iii)    If (a) the Grantee dies while employed by, or providing services to, the Company, or (b) in the case of Disability, during the period provided at Section 5(g)(ii) above, or (c) within 90 days after the date on which the Grantee ceases to be employed by, or provide services to, the Company on account of a termination of employment or service specified in Section 5(g)(i) above (or within such other period of time as may be specified in the Grant Instrument), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date of death (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the Stock Option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Company shall terminate as of such date.

(iv) For purposes of this Section 5 and Section 8 below, the term “Company” shall include the Company’s subsidiaries and the term “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(g)    Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Instrument in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price, (iii) through a net exercise of the Stock Option whereby the Grantee instructs the Company to withhold that number of shares of Company Stock having a Fair Market Value on the date of exercise equal to the aggregate option price of the Stock Option being exercised and deliver to the Grantee the remainder of the shares subject to such exercise, or (iv) by such other method as the Committee may approve. The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made. In the event Stock Option is exercised through the net exercise procedure under Section 5(g)(iii), then both for purposes of calculating the number of shares of Company Stock remaining available for issuance under the Plan and the number of shares of Company Stock remaining available for purchase under such Stock Option, the number of such shares shall be reduced by the gross number of shares for which the Stock Option is exercised.

(h)    Election to Withhold Shares. To the extent permitted by the Committee, Grantees may make an election to satisfy the Company income tax withholding obligation with respect to a Stock Option by having shares withheld up to an amount that does not exceed the minimum applicable rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee.

(i)    Rule 16b-3 Restrictions. Unless a Grantee who is an “insider,” as defined under Section 16 of the Exchange Act, could otherwise transfer Company Stock issued pursuant to a Stock Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option by such a Grantee to the date of disposition of the Company Stock issued upon exercise of such Stock Option.

(j)    Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such stock option as to the excess shall be treated as a Nonqualified Stock Option.

6.    Restricted Stock Grants

(a)    General Requirements. The Committee may issue or transfer shares of Company Stock to an Employee or Non-Employee Director under a Grant (a “Restricted Stock Grant”), upon such terms as the Committee deems appropriate. Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions, if any, will be designated in the Grant Instrument as the “Restriction Period.”

(b)    Number of Shares. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

(c)    Termination of Employment or Services. If the Grantee ceases to be employed by the Company (as an Employee or Non-Employee Director) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

(d)    Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 9. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

(e)    Right to Vote and to Receive Dividends. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

(f)    Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control; provided that the Grantee is employed by, or providing services to the Company as of the date of the Change of Control.

(g)    Election to Withhold Shares. To the extent permitted by the Committee, Grantees may make an election to satisfy the Company income tax withholding obligation with respect to a Restricted Stock Grant by having shares withheld up to an amount that does not exceed the participant’s minimum applicable tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee. If the Grantee is a director or officer within the meaning of Rule l6a- 1(f) promulgated under the Exchange Act, such election must be irrevocable and must be made six months prior to the date on which all restrictions lapse with respect to such shares.

7.    Restricted Stock Unit Grants

(a)    General Requirements. The Committee may grant an award of phantom units representing shares of Company Stock on a one-for-one basis (“Restricted Stock Units”) to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 7. Each Restricted Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Restricted Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b)    Terms of Restricted Stock Units. The Committee may grant Restricted Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Restricted Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee, subject to the applicable requirements of Section 409A of the Code. The Committee shall determine the number of Restricted Stock Units to be granted and the requirements applicable to such Restricted Stock Units.

(c)    Payment With Respect to Restricted Stock Units. Payment with respect to Restricted Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Instrument shall specify the maximum number of shares that can be issued under the Restricted Stock Units.

(d)    Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Grantee may retain Restricted Stock Units after termination of the Grantee’s employment or service, and the circumstances under which Restricted Stock Units may be forfeited. All restrictions under all outstanding Restricted Stock Units shall automatically and immediately lapse upon a Change of Control; provided the Grantee is employed by, or providing services to the Company as of the date of the Change of Control.

(e)    Dividend Equivalents. The Committee may grant Dividend Equivalents (as defined herein) in connection with Restricted Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Grantees currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Restricted Stock Units for the Grantee, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee and subject to the applicable requirements of Section 409A of the Code. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee. “Dividend Equivalent” means an amount calculated with respect to a Restricted Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Restricted Stock Unit by the per share cash dividend, or the per share Fair Market Value of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest. Notwithstanding the foregoing, in no event shall the Committee grant Dividend Equivalents based on the dividends declared with respect to shares of Company Stock subject to a Stock Option or SAR.

8.    Stock Appreciation Rights

(a)    General Requirements. The Committee may grant stock appreciation rights (“SARs”) to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

(b)    Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)    Value of SARs. Upon a Grantee’s exercise of some or all of the Grantee’s SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the difference between the base price of the SAR as described in Subsection (a) and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

(d)    Form of Payment. At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee’s election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share. Upon the exercise of an outstanding SAR, the number of shares of Company Stock thereafter available, for purposes of calculating both the Plan reserve and the number of shares of Company Stock as to which such SAR may be subsequently exercised, shall be reduced by the gross number of shares of Company Stock as to which the SAR is exercised.

(e)    Certain Restrictions. A SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company subject to Section 16 of the Exchange Act, in whole or in part, except in accordance with Rule l6b-3 under the Exchange Act.

9.    Transferability of Grants

Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a “Family Transfer”), provided that the Grantee receives no consideration for a Family Transfer and the Grant Instruments relating to Nonqualified Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Options immediately prior to the Family Transfer.

10.    Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a)    A liquidation or dissolution of the Company (excluding transfers to subsidiaries) or the sale of all or substantially all of the Company’s assets occurs;

(b)    As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section l3(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule l3-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the common stock of the Company or the combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this Subsection 10(b), a person or group shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary;

(c)    If at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

(d)    The Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in a Grant Instrument if such Grant is subject to the requirements of Section 409A of the Code and the Grant will become payable on a Change of Control.

11.    Consequences of a Change of Control

(a)    Notice.

(i)    If a Change of Control described in Section 10(a), (b) or (d) will occur, then, not later than 10 days after the approval by the shareholders of the Company (or approval by the Board, if shareholder action is not required) of such Change of Control, the Company shall give each Grantee with any outstanding Stock Options or SARs written notice of such proposed Change of Control.

(ii)    If a Change of Control described in Section 10(b) may occur without approval by the shareholders (or approval by the Board) and does so occur, or if a Change of Control described in Section 10(c) occurs, then, not later than 10 days after such Change of Control, the Company shall give each grantee with any outstanding Stock Options or SARs written notice of the Change of Control.

(b)    Election Period. In connection with the Change of Control and effective only upon such Change of Control, each Grantee shall thereupon have the right, within 10 days after such written notice is sent by the Company (the “Election Period”), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options or SARs (whether the right to exercise such Stock Options or SARs has then accrued or the right to exercise such Stock Options or SARs will occur or has occurred upon the Change of Control).

(c)    Election Right. During the Election Period, each Grantee shall have the right to elect to exercise in full any installments of such Stock Options or SARs not previously exercised; provided, however, that in the case of a SAR held by a Grantee who is subject to Section 16(b) of the Exchange Act, any such surrender or payment shall be made on such date as the Committee shall determine consistent with Rule 16b-3 under the Exchange Act.

(d)    Termination of Stock Options or SARs. If a Grantee does not make a timely election in accordance with Subsection (c) in connection with a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee’s Stock Options or SARs shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option or SAR will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Stock Option occurs under circumstances which are not deemed a modification of the Stock Option within the meaning of Sections 424(a) and 424(h)(3)(A) of the Code.

(e)    Accounting and Tax Limitations. Notwithstanding the foregoing, if the right described in Subsection (c) in connection with SARs would make the applicable Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for those provisions, the Change of Control would otherwise qualify for such treatment, the Grantee shall receive shares of Company Stock with a Fair Market Value equal to the cash that would otherwise be payable pursuant to Subsection (c) in substitution for the cash.

12.    Amendment and Termination of the Plan

(a)    Amendment. The Board may amend or terminate the Plan at any time: provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board shall not amend the Plan without shareholder approval if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

(b)    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

(c)    Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 19(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)    Governing Document. The Plan shall be the controlling document, No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

13.    Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

14.    Rights of Participants

Nothing in this Plan shall entitle any Employee or Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

15.    No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

16.    Withholding of Taxes

The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.

17.    Requirements for Issuance of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended so reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

18.    Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

19.    Miscellaneous

(a)    Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

(b)    Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule l6b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Grants are either exempt from, or comply with, the requirements of Section 409A of the Code. To the extent applicable, if on the date of a Grantee’s “separation from service” (as such term is defined under Section 409A of the Code), Company Stock (or stock of any other company required to be aggregated with the Company for purposes of Section 409A of the Code and its corresponding regulations) is publicly-traded on an established securities market or otherwise and the Grantee is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code and its corresponding regulations) as determined by the Committee (or its delegate) in its discretion in accordance with the requirements of Sections 409A and 416 of the Code, then all Grants that are deemed to be deferred compensation subject to the requirements of Section 409A of the Code and payable within six months following such Grantee’s “separation from service” shall be postponed for a period of six months following the Grantee’s “separation from service” with the Company. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)    Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

(d)    Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the Law of the Commonwealth of Pennsylvania.

20.     Effective Date of the Plan.

The Plan was originally effective on May 17, 2005 upon approval by the shareholders of the Company. This amendment and restatement will be effective May 8, 2009 if approved by the Company’s shareholders as of such date.

SUSQUEHANNA BANCSHARES, INC.

C/O AMERICAN STOCK TRANSFER & TRUST COMPANY

59 MAIDEN LANE

PLAZA LEVEL

NEW YORK, NY 10038

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Please sign, date, and mail your proxy card in the envelope provided as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

SUSQE1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SUSQUEHANNA BANCSHARES, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommend a vote “FOR” number(s) of the nominee(s) on the line below. items 1, 2, 3 and 4:

1. Elect six nominees to the Board of Directors for a one year term. 0 0 0

NOMINEES:

01) Anthony J. Agnone, Sr.Class of 2009 02) Bruce A. Hepburn Class of 2009 03) Scott J. Newkam Class of 2009 04) M. Zev Rose Class of 2010 05) Christine Sears Class of 2010 06) Roger V. WiestJr. Class of 2011

Vote on Proposals: For Against Abstain

2. Approve the amendment and restatement of the Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan. 0 0 0

3. Approve, in a non-binding advisory vote, Susquehanna’s executive compensation as described in the Proxy Statement. 0 0 0

4. Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2009. 0 0 0

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

For address changes and/or comments, please check this box and write them on 0 the back where indicated.

Please indicate if you plan to attend this meeting. 0 0

Yes No

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET

Bring this ticket with you for admission to the meeting.

SUSQUEHANNA BANCSHARES, INC.

Annual Meeting of Shareholders May 8, 2009 -10:00 A.M. ET The Hershey Lodge and Convention Center – Great American Hall West Chocolate Avenue and University Drive, Hershey PA 17033 Directions:

pennsylvania From Philadelphia

Schuykill Expressway (I-76) West to the Pennsylvania Turnpike (I-76). Pennsylvania Turnpike (I-76) West to exit 266. Turn left onto 72 North. Follow 72 North to 322 West. Take 322 West into Hershey (approximately 12 miles). Turn right onto University Drive (traffic light). Take the first left into the entrance to HERSHEY Lodge.

From Scranton/Wilkes Barre

Take I-81 South to exit 77. Turn left on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

New Jersey From Northern New Jersey

Follow I-78 West to I-81 South. Take exit 77 and follow Route 39 East to Hersheypark Drive. At the traffic light turn right onto Hersheypark Drive. Follow Hersheypark Drive to Route 422 and exit onto 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

Maryland From Baltimore

Take I-83 North towards York and Harrisburg. Approaching Harrisburg, follow signs to continue on I-83 North. I-83 North to 322 East to Hershey. 322 East to 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

From Hagerstown

I-81 North to Exit 77. Turn right on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/ Hersheypark Drive and follow around Hershey. Route 39 East/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Notice and Access Insert are available at www.proxyvote.com.

cPLEASE DETACH ADMISSION TICKET ALONG PERFORATED LINE c SUSQE2

SUSQUEHANNA BANCSHARES, INC.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Susquehanna Bancshares, Inc. For the Annual Meeting of Shareholders on May 8, 2009

I(We) hereby constitute and appoint Samuel G. Reel, Jr. and Thomas R. Diehl, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Susquehanna Bancshares, Inc. (“Susquehanna”) which I (we) may be entitled to vote at the Annual Meeting of Shareholders of Susquehanna to be held at The Hershey Lodge and Convention Center, Great American Hall, West

Chocolate Avenue and University Drive, Hershey, Pennsylvania on Friday, May 8, 2009 at 10:00 A.M., ET, and at any adjournment thereof, as set forth in this Proxy.

For Participants in the Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth above and on the reverse side. The Custodian shall mark the proxy as I specify. If a choice is not specified, my shares will be voted FOR the nominees for directors, and FOR the proposal to amend and restate the Susquehanna Bancshares, Inc. 2005 Equity Compensation Plan; and FOR the proposal to approve in a non-binding advisory vote, Susquehanna’s executive compensation as described in the Proxy Statement; and FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2009.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)